Exhibit No. 10.8

                              AGREEMENT TO PURCHASE

                          ASSETS AND ASSUME LIABILITIES



                                 BY AND BETWEEN



                  FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK



                                       AND



                              JACKSON FEDERAL BANK

                          AGREEMENT TO PURCHASE ASSETS
                             AND ASSUME LIABILITIES

         This Agreement to Purchase Assets and Assume Liabilities ("Agreement") is made and entered into this 3rd day of February 2000 ("Signature Date"), by and between JACKSON FEDERAL BANK, a federally chartered savings bank ("Buyer") and FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK, a federally chartered savings bank ("Fidelity" or "Seller").

                                    RECITALS
                                    --------

         A. Buyer desires to acquire certain branch offices and related branch assets and to assume certain liabilities of the Branches (as defined below) which Seller is authorized to operate, and Seller desires to transfer such assets and liabilities of the Branches to Buyer.

         B. Buyer and Seller propose to apply to the appropriate regulatory authorities for permission to effect the purchase and sale of the Branches and for such other requisite approvals as may be necessary for the consummation of the transactions contemplated by this Agreement.

         C. Buyer and Seller wish to consummate the transaction contemplated by this Agreement in a timely and efficient manner.

                                    AGREEMENT
                                    ---------

         In consideration of the foregoing and the representations, covenants and agreements set forth in this Agreement, and subject to the conditions set forth herein, Buyer and Seller (the "Parties") hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         1.1 DEFINITIONS. As used in this Agreement, the following terms have the definitions indicated:

         "ACCOUNT LOANS" shall mean (i) all savings account loans secured by Deposits and (ii) all checking account lines of credit or overdraft checking loan balances related to the Deposits which are listed on the books and records of the Branches.

         "ACCRUED INTEREST" means interest on Account Loans and Deposits which is accrued but unpaid or unposted (as the case may be) through the applicable date.

         "ACH ITEMS" means automated clearing house debits and credits, including, but not limited to, Social Security payments, federal recurring payments, and other payments debited and/or credited on a regularly scheduled basis to or from Deposit accounts pursuant to arrangements between the owner of the account and a third party directly making the credits or debits.

         "AFFILIATE" of a party means any person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by or under common control with that party.

         "APPRAISER" shall have the meaning set forth in Section 3.1.

         "ASSETS" means the Account Loans, Deposit customer relationships, Real Estate, Fixed Assets, Safe Deposit Boxes, Cash on Hand and Records at the Branches.

         "ATMs" means the automated teller machines located on the premises of the Branches and includes the security systems associated therewith.

         "BLUE JAY/BIG BEAR DEPOSIT PREMIUM PERCENTAGE" means ___%.

         "BLUE JAY/BIG BEAR DEPOSITS" means all Deposits at the Blue Jay and Big Bear Branches.

         "BRANCHES" means the branch offices of Seller identified on Schedule
1.1 hereto.

         "BRANCH LEASES" means the leases listed on Schedule 1.1 and more particularly described therein.

         "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday, or Friday that is not a federal or state holiday generally recognized by savings associations in the state of California.

         "CASH ON HAND" means all cash in the vault and in the teller drawers at the Branches.

         "CLOSING" AND "CLOSING DATE" shall have the meanings set forth in
Section 4.1.

         "CLOSING PAYMENT" shall have the meaning set forth in Section 4.2.

         "DEPOSIT" means any deposit as defined in Section 3(l)(1) of the Federal Deposit Insurance Act ("FDIA"), as amended, 12 U.S.C. Section 1813(l)(1), maintained at the Branches including, without limitation, the aggregate balances of all savings accounts with positive balances domiciled at the Branches, Keogh accounts, "NOW" accounts, other demand instruments, Retirement Accounts, and all other accounts and deposits, together with Accrued Interest thereon, if any; provided, that the term "Deposit" shall not include all or any portion of those balances that are deemed to be (i) accounts subject to escheatment or (ii) accounts of directors or employees of Seller; (iii) accounts held by persons not having a residence in, or entities not having a place of business in, the state of California or (iv) accounts with balances exceeding $98,000 that are held by institutions, deposit brokers or aggregators.

         "DEPOSIT PREMIUM PERCENTAGE" means the Blue Jay/Big Bear Deposit Premium Percentage or the Fullerton Deposit Premium Percentage, as applicable.

          "EMPLOYEES" means all employees at the Branches at any time from the Signature Date through the Closing.

         "ENCUMBRANCES" means any and all mortgages, claims, charges, liens, encumbrances, easements, restrictions, options, pledges, calls, commitments,

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security interests, conditional sales agreements, title retention agreements, leases and other restrictions of any kind whatsoever.

         "ENVIRONMENTAL LAWS" means any federal, state, county or local law or regulation relating to the environment or any Hazardous Substance.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "FAIR MARKET VALUE" shall mean the aggregate fair market value of the Real Estate as determined in accordance with Section 3.1.

         "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

         "FIXED ASSETS" means all furniture, fixtures, equipment and all other tangible personal property owned by Seller, including without limitation ATMs, located at the Branches, excluding, however: (i) the Cisco routers and Bay Networks hub 150s currently maintained at the Branches, and (ii) all computers and printers located at the Branches.

         "FULLERTON BRANCH DEPOSIT PREMIUM PERCENTAGE" means ___%.

         "FULLERTON DEPOSITS" means all Deposits at the Fullerton Branch.

         "HAZARDOUS SUBSTANCES" means chemicals, pollutants, contaminants, wastes and substances, in each case, that have been defined as toxic or hazardous by any environmental agency having jurisdiction over the location of the Branches, including petroleum, petroleum products, asbestos and polychlorinated biphenyls.

         "INITIAL APPRAISERS" shall have the meaning set forth in Section 3.1.

         "LIABILITIES" means all liabilities being assumed by Buyer under
Section 2.3.

         "MORTGAGE LOAN PURCHASE AGREEMENT" means a Mortgage Loan Purchase Agreement substantially in the form attached hereto as Exhibit A, to be entered into upon determination by Buyer and Seller of the pool of loans to be sold, relating to the sale by Seller and the purchase by Buyer of multifamily mortgage loans.

         "NEGATIVE BALANCE DEPOSIT" means a Deposit which on the applicable date has a balance of less than zero.

         "NET BOOK VALUE" means the net book value of an asset determined in accordance with generally accepted accounting principles consistently applied and as reflected in the books and records of Seller.

         "OTS" means the Office of Thrift Supervision or any successor thereto.

         "PARTY" means Buyer or Seller, and "Parties" means both Buyer and Seller.

         "PREPAYMENTS" means any expense payments related to the Assets or the operation of the Branches paid in advance by Seller for which the Closing Date is before the end of the period for which the expense payment was made including, but not limited to, payments made for utilities, and real property taxes and assessments.

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          "REAL ESTATE" means the real property and improvements thereon relating to the Branches, including any interest of Seller as lessor with respect thereto.

         "REAL ESTATE AGREEMENT" shall have the meaning set forth in Section 2.1(a).

         "RECORDS" means: (i) all open records and original documents, excluding Seller's counterparts of this Agreement and documents executed in connection therewith, located at the Branches or in centralized servicing areas pertaining to the Account Loans and Deposits which are reasonably required for the Buyer to conduct business and comply in all material respects, with all applicable laws, regulations, rules and business practices with respect to the Account Loans and Deposits acquired from Seller pursuant to this Agreement; (ii) all available account history of all accounts related to Deposits for the current year; (iii) all signature cards, legal files, Safe Deposit Box files, pending files, Account Loan agreements, Retirement Account agreements, account disclosures in effect at the Branches for the current year and for 1999, and computer records and (iv) all documents relating to the Real Estate in the possession of Seller; provided that records and documents described in clauses (i) through (iv) in electronic form shall be limited to the current year's records and documents. Records shall not include personnel records for Employees at the Branches or documents which are the subject of attorney-client privilege or constitute attorney work product which are maintained in Seller's legal department.

         "RETIREMENT ACCOUNTS" means individual retirement accounts, including SEP individual retirement accounts or qualified plans, but does not include defined benefit retirement plan accounts or self-directed retirement plan accounts.

         "RETURNED ITEMS" shall have the meaning set forth in Section 13.4.

         "SAFE DEPOSIT BOXES" shall mean all of the safe deposit boxes domiciled at the Branches, along with the "nests" associated with those boxes.

         "SELLER'S KNOWLEDGE" or any phrase of similar import shall, with respect to any representation and warranty to the extent made as to the Real Estate, be limited to the actual knowledge of Lois Peck, the officer of Seller responsible for such matters, without any requirement of inquiry or investigation, and with respect to any other matter be limited to the actual knowledge of executive officers of Seller, after reasonable inquiry of the officers of Seller having responsibility for the subject matter in question.

          "SIGNATURE DATE" means the date set forth as such in the first paragraph of this Agreement.

         "THIRD APPRAISER" shall have the meaning set forth in Section 3.1.

         "WITHHOLDING OBLIGATIONS" shall have the meaning set forth in Section 13.12.

                                   ARTICLE II

                        TERMS OF PURCHASE AND ASSUMPTION
                        --------------------------------

         2.1 PURCHASE AND SALE OF ASSETS.

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                  (a) ASSETS. At the Closing and subject to the terms and
conditions set forth in this Agreement, Seller shall convey, assign and transfer to Buyer and Buyer shall purchase from Seller all of Seller's right, title and interest in and to the Assets. In furtherance of, and not in limitation of, the foregoing, concurrently with execution of this Agreement, Buyer and Seller are entering into a purchase and sale agreement and joint escrow instructions for the Real Estate in mutually acceptable form (the "Real Estate Agreement"). In the event of any conflict between this Agreement and the Real Estate Agreement as to any matter relating to the Real Estate or the sale or transfer thereof, the terms of the Real Estate Agreement shall be controlling.

                  (b) ASSOCIATION NAME AND LOGO. Seller is not selling, assigning, conveying, transferring or delivering, nor shall Buyer acquire any rights or interest in or to (i) the names of Seller, or any combination or derivation thereof, or (ii) any logos, service marks or trademarks of Seller or any advertising materials or slogans or any similar items used before, on or after the Closing Date by Seller in connection with its business.

                  (c) INVESTMENT PRODUCTS. Seller is not assigning, conveying, transferring or delivering, nor shall Buyer acquire any rights or interest in or to the right to service and administer nondeposit investment products currently administered by Gateway Investment Services, Inc

                  (d) MORTGAGE LOAN PURCHASE AGREEMENT. Buyer and Seller will use commercially reasonable efforts to determine the pool of loans to be sold pursuant to, and shall thereupon enter into, the Mortgage Loan Purchase Agreement, which shall provide for a closing concurrently with, or substantially concurrently with, the Closing hereunder.

         2.2 PURCHASE PRICE. In consideration for the Assets acquired by it under this Agreement, Buyer shall assume at the Closing the liabilities of Seller as set forth in Section 2.3, and shall pay to Seller at the Closing an amount which is the sum of the following, without duplication:

                  (a) The Net Book Value of the Fixed Assets as of the Closing Date; plus

                  (b) The Net Book Value of the Safe Deposit Boxes as of the Closing Date; plus

                  (c) The Net Book Value plus Accrued Interest on the Account Loans as of the Closing Date; plus

                  (d) A sum equal to the Cash on Hand as of the Closing Date;
plus

                  (e) The Fair Market Value of the Real Estate plus any prorations due from and minus any prorations due to Buyer under the Real Estate Agreement.

         2.3 ASSUMPTION OF LIABILITIES.

                  (a) DEPOSITS. On the Closing Date, subject to the terms and conditions set forth in this Agreement, Buyer shall (i) assume the liabilities related to the Deposits as of the Closing Date in accordance with the terms of such Deposits in effect on the Closing Date; (ii) assume Seller's obligation to its Deposit customers accruing after the Closing Date in accordance with the terms of such Deposits in effect on the Closing Date and (iii) be responsible for modifying the terms of such customer relationships effective as of the Closing Date as necessary to conform to Buyer's practices.

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                  (b) RELATED ASSETS AND OBLIGATIONS. On the Closing Date,
subject to the terms and conditions set forth in this Agreement, Buyer will also assume the obligations of Seller to provide all services incidental to the Deposits including, but not limited to, providing Safe Deposit Boxes, as may be modified to conform to Buyer's practice.

                  (c) REIMBURSEMENT FOR DEPOSITS. On the Closing Date, Seller shall reimburse Buyer for the assumption by Buyer of the liabilities and obligations relating to the Deposits an amount in immediately available funds equal to (i) 100% of the aggregate amount of Deposits assumed by Buyer pursuant to Section 2.3(a) above less (ii) the sum of (A) the product of the Blue Jay/Big Bear Deposit Premium Percentage and the aggregate amount of Blue Jay/Big Bear Deposits on the Closing Date and (B) the product of the Fullerton Deposit Premium and the aggregate amount of Fullerton Deposits on the Closing Date. Such reimbursement may be made in whole or in part of means of a credit by Buyer to Seller of the Purchase Price under the Mortgage Loan Purchase Agreement. The parties agree that the premium reflected in the Deposit Premium Percentage is attributable to favorable interest rates on the term Deposits acquired. Buyer and Seller agree that the allocation of the Purchase Price will be made based on the relative fair market value of the Assets acquired, as required by Section 1060 of the Internal Revenue Code of 1986, as amended, and agree to utilize such allocation for federal income tax purposes. Such allocation will be consistently reflected by each Party on their federal income tax returns and similar documents, including but not limited to Internal Revenue Service Form 8594. Neither Party shall file any document or assert any position that conflicts or is inconsistent with such allocation, and each Party agrees to inform the other promptly upon receipt of any communication from (or forwarding any communication to) the Internal Revenue Service relating to Form 8594. Each Party shall cooperate fully with the other in filing Form 8594. Buyer shall prepare the Form 8594 and shall promptly submit it to Seller for approval and to facilitate the consistent filing of such form by Seller and Buyer.

                  (d) PRORATIONS. The pro rata amount of SAIF premiums attributable to the Deposits, to the extent paid in advance by Seller for periods after the Closing, shall be credited to Seller at the Closing. Additionally, the pro rata amount of any Prepayments shall be credited to Seller at the Closing.

                  (e) NO OTHER DEBT, OBLIGATIONS OR LIABILITIES ASSUMED. It is understood and agreed that, except as expressly set forth in this Agreement, Buyer shall not assume or be liable for any of the debts, obligations or liabilities of Seller of any kind or nature whatsoever including, but not limited to, any tax or debt, any insurance premium, any liability for unfair labor practices (including, without limitation, wrongful termination or employment discrimination) or under the WARN Act, any liability or obligation of Seller arising out of any threatened or pending litigation, or any liability of Seller with respect to personal injury or property damage claims arising prior to the Closing.

                                  ARTICLE III

                 INSPECTION OF ASSETS AND REAL ESTATE VALUATION
                 ----------------------------------------------

         3.1 VALUATION OF REAL ESTATE. Buyer has appointed the Heath Group, and Seller has appointed Steven Fontes with respect to the Blue Jay and Big Bear Branches and Charles R. Wilson with respect to the Fullerton Branch, each of whom is an unaffiliated, MAI-certified real estate appraiser, to act as initial appraisers in determining the fair market value of Seller's interest in the indicated parcel of Real Estate (the "Initial Appraisers"). Each Initial

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Appraiser shall conduct a full appraisal of Seller's interest in each the applicable parcel or parcels of Real Estate and shall render his or her written opinions of the fair market value of such interests on or before the 21st calendar day after the Signature Date. In the event the higher of such written opinions of fair market value, with respect to any parcel of Real Estate, is equal or less than of 115% of the lower, the two valuations shall be added together and divided by two and the resulting value shall be deemed to be the fair market value of such parcel of Real Estate. In the event the higher of such written opinions of fair market value is greater than 115% of the lower with respect to any parcel of Real Estate, and the Parties cannot otherwise agree as to the fair market value of such Real Estate within two Business Days thereafter, the Initial Appraisers shall, on or before the 30th calendar day after the Signature Date, jointly select a third, unaffiliated MAI-certified appraiser (the "Third Appraiser"), who shall conduct a full appraisal of such parcel of Real Estate and render his or her determination as to fair market value on or before the 51st calendar day after the Signature Date and whose determination in writing as to fair market value shall be final so long as it is within the range of values determined by the Initial Appraisers. In the event the determination of value of such parcel by the Third Appraiser is outside the range of values determined by the Initial Appraisers, the fair market value determined by the Initial Appraiser whose valuation is closer to the value determined by the Third Appraiser shall be the fair market value of such parcel.

         3.2 DUE DILIGENCE REVIEW, INVENTORY AND INSPECTION.

         (a) Buyer shall be entitled to conduct due diligence as to the Real Estate in accordance with the Real Estate Agreement.

         (b) Attached hereto as Schedule 3.2(b) is a complete schedule of the Fixed Assets relating to the Branches, which schedule (i) identifies each item of Fixed Assets with reasonable particularity, giving the Net Book Value of such item on Seller's books and describing any Encumbrance thereon and (ii) identifies each item of such Fixed Assets. Buyer and its agents and representatives shall be entitled to conduct one or more due diligence inspections of the Branches within the fifteen (15) day period after the Signature Date. In the event that any of the Fixed Assets as reported on the schedule is missing, malfunctioning or in a significantly deteriorated condition (not including deterioration due to normal wear and tear which does not render the asset nonusable), Buyer may elect to exclude such property from the transfer under this Agreement except for any such property which is permanently affixed to the Real Estate. In the event Buyer shall not have objected in writing to the condition of the Branches by the end of such fifteen-day period, Buyer shall be deemed to have accepted such Branches. Such objection, if exercised, shall be exercised in good faith and shall be based upon a material defect in the condition of the Branches. At the Closing, Seller shall deliver to Buyer an updated schedule of Fixed Assets (exclusive of any property excluded from the Fixed Assets pursuant to this Section 3.2) delivery of which schedule shall constitute a representation and warranty that such updated schedule is an accurate schedule of the Fixed Assets of the Branches as of the Closing Date and shall, except as approved by Buyer, contain all items set forth on the original
Schedule 3.2(b) which are designated as essential by Buyer.

         3.3 OTHER DOCUMENTS.

         Attached hereto as Schedule 3.3 are true and correct copies of the following documents relating to the Branches:

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                  (1) copies of any and all current leases, service and
maintenance contracts or other currently effective contracts or agreements relating to the Branches or the Fixed Assets to which Seller is a party, or to which the Branches or Fixed Assets are subject;

                  (2) copies of all written notices in Seller's possession regarding the Branches, or the Assets or the Deposits, with respect to violation of any statutes, rules or regulations of government agencies or violation of any easements, covenants, conditions or restrictions affecting the Assets, the Deposits or the Real Estate; and

                  (3) a list of all Deposits which are subject to any Encumbrances and, if available, the amount of such Encumbrances.

                                   ARTICLE IV

                                     CLOSING
                                     -------

         4.1 CLOSING. The closing of the transactions contemplated by this Agreement ("Closing") shall take place on March 24, 2000, or at such earlier or later time and date as the Parties may fix in writing, at such location agreed to by the parties, if all conditions set forth in Article X have been satisfied or waived in writing on or before such date. The date the Closing is to be held is referred to herein as the "Closing Date". The Closing shall be deemed to occur at 11:59 P.M. Pacific Time on the Closing Date.

         4.2 SETTLEMENT. The net amount of cash or other consideration to be paid to Buyer by Seller pursuant to Section 2.3(c) less the amount owed Seller by Buyer pursuant to Section 2.2 shall be netted with the amount due the appropriate party under Section 2.3(d) to determine the closing payment due Buyer from Seller as of the Closing (the "Closing Payment"). Because the parties acknowledge that certain amounts to be paid may not be finally determinable until after the Closing Date, the Parties agree that the Closing Payment will be paid as follows:

                  (a) On the Closing Date, Seller will pay to Buyer by wire transfer of immediately available funds no later than 12:00 noon on the Closing Date to an account designated by Buyer, the Closing Payment (such Closing Payment to be in a mutually agreed estimated amount based on account balances and other information known as of the close of business on the third Business Day immediately prior to the Closing Date); and

                  (b) On the first Business Day after the Closing, Seller shall provide Buyer with a closing settlement statement of the Closing Payment calculated pursuant to this Section 4.2 to accurately reflect the Deposits, Net Book Value for each Fixed Asset, the balance plus Accrued Interest of the Account Loans and Cash on Hand, (and any prorations not reflected in the payment made in the Closing Payment), all as of the Closing Date and relating to the Branches. Buyer or Seller, as appropriate, shall, on such date, pay to the other party any amount payable (based upon the difference between the Closing Payment calculated pursuant to subparagraph (a) above and that calculated pursuant to this subparagraph) by wire transfer in immediately available funds to an account designated by the receiving party together with interest from the Closing Date to the date of payment in full at the overnight Federal Funds rate in effect for each such day, as published in the Wall Street Journal (Western Edition); provided, however, that if such payment is made after three (3) Business Days from the first Business Day after the Closing, then such amount shall bear interest calculated at the average weighted cost of the Deposits transferred to Buyer pursuant to this Agreement.

         Unless otherwise specified in this Agreement, any amounts required to be paid pursuant hereto which are not paid when required to be paid shall bear interest from the due date until paid in full at the overnight Federal Funds rate in effect for each day, as published in the Wall Street Journal (it being understood that on days on which the Wall Street Journal is not published interest shall accrue at the overnight Federal Funds rate in effect on the most recent day on which the Wall Street Journal was published); provided, however, that if such payment is made after three (3) Business Days from the due date, then such amount shall bear interest calculated at the average weighted cost of the Deposits transferred to Buyer pursuant to this Agreement. Any payment pursuant to this Agreement sent after 12:00 noon shall be deemed to have been made on the next Business Day. All references to hours of the day in this Agreement shall be references to California time.

         4.3 POST-CLOSING ADJUSTMENTS. Except as otherwise expressly provided in this Agreement, the Parties shall cooperate in the prompt determination of adjustments, payments or reimbursements contemplated hereby in connection with the Closing and within forty-five (45) days after the Closing shall settle such amounts in a manner consistent with the express terms of this Agreement.

         4.4 DELIVERIES AT CLOSING. At the Closing, Seller shall deliver to Buyer the documents as set forth in Section 10.1(e), and Buyer shall deliver to Seller the documents as set forth in Section 10.2(e).

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer represents and warrants to Seller the following:

         5.1 ORGANIZATION. Buyer is a federally chartered savings bank, duly organized, validly existing and in good standing under the laws of the United States of America.

         5.2 AUTHORITY. Buyer has the corporate power and authority to execute, deliver and perform this Agreement and has secured all necessary corporate consents and approvals in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby, subject to obtaining all necessary regulatory approvals. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, and similar laws affecting creditors' rights generally and laws relating to the rights of creditors of federally insured financial institutions, and, as to enforceability, to general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

         5.3 COMPLIANCE WITH OTHER INSTRUMENTS AND LAW. Buyer holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has not materially violated, and is not in material violation of, any applicable statutes, laws, ordinances, rules or regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it, where such violation would have a material adverse effect upon its ability to enter into and perform its obligations under this Agreement.

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

         5.4 NO BREACH. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transaction contemplated hereby will not violate or cause a breach of or constitute a default under any judgment, injunction, order, decree, material agreement or material instrument binding upon Buyer. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby will not violate its charter or by-laws or, upon receipt of all required regulatory approvals, any law or regulation applicable to it.

         5.5 LITIGATION. There is no action, suit or proceeding pending against Buyer or to Buyer's knowledge threatened against or affecting Buyer before any court or arbitrator or any governmental body, agency or official which could materially adversely affect the ability of Buyer to perform its obligations under this Agreement.

         5.6 GOVERNMENTAL NOTICES. Buyer has no reason to believe that any federal, state or other governmental agency having jurisdiction to approve or consent to the transaction would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby.

         5.7 REGULATORY APPROVALS. The information furnished or to be furnished by Buyer pursuant to Section 8.1 of this Agreement for the purpose of filing any regulatory application and/or notice is or will be true and complete as of the date so furnished.

         5.8 CONSENTS. Other than the approval of the OTS, no consent, approval or authorization of any governmental authority or agency is required for the execution, delivery and performance by Buyer of this Agreement and the consummation by it of any transactions contemplated hereby.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         Seller represents and warrants to Buyer the following:

         6.1 ORGANIZATION. Seller is a federally chartered savings bank duly organized, validly existing and in good standing under the laws of the United States of America.

         6.2 AUTHORITY. Seller has the corporate power and authority to execute, deliver and perform this Agreement and has secured all necessary corporate consents and approvals in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby subject to obtaining regulatory approval and necessary Landlord consents. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, and similar laws affecting creditors' rights generally, and the rights of creditors of federally insured financial institutions, and to general principles of equity (whether enforcement is sought in a proceeding in equity or at law). The Deposits are insured by the FDIC up to the current applicable maximum limits and Seller has received no written notice of any action pending or threatened by the FDIC with respect to termination of such insurance.

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         6.3 COMPLIANCE WITH OTHER INSTRUMENTS AND LAW. Seller holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has not materially violated, and is not in material violation of, any applicable statutes, laws, ordinances, rules or regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it in the conduct of its business at the Branches or where such violation would have a material adverse effect upon its ability to enter into and perform its obligations under this Agreement.

         6.4 NO BREACH. The execution, delivery and performance of this Agreement by Seller and the consummation of the transaction contemplated hereby will not violate or cause a breach of or constitute a default under any judgment, injunction, order, decree, material agreement or material instrument binding upon Seller. The execution and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not violate its charter or by-laws or, upon receipt of all required regulatory approvals, any law or regulation applicable to it.

         6.5 LITIGATION. There is no action, suit or proceeding pending against Seller or to Seller's Knowledge threatened against or affecting Seller, before any court or arbitrator or any governmental body, agency or official which could materially adversely affect the aggregate value of the Deposits or the Assets, or the ability of Seller to perform its obligations under this Agreement.

         6.6 TITLE TO ASSETS. With respect to Assets other than the Real Estate, Seller is the lawful owner of and has good and marketable title to the Assets, free and clear of all Encumbrances. Delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest in Buyer all right, title and interest of the Seller in and to the Assets other than the Real Estate (which shall be transferred as provided, and with the effect stated in, the Real Estate Agreement.

         6.7 TIN CERTIFICATION. Seller has complied in all material respects with all applicable tax laws relating to obtaining and, if appropriate, correcting taxpayer identification numbers ("TINs"), including the use of due diligence and/or reasonable cause as defined for purposes of the Internal Revenue Code, relating to TIN compliance with respect to holders of the Deposits.

         6.8 ACCOUNT LOAN ENFORCEABILITY. All Account Loans transferred to Buyer pursuant to the terms of this Agreement are valid and enforceable subject to applicable bankruptcy, insolvency, receivership, and similar laws affecting creditors' rights generally, and, as to enforceability, to general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

         6.9 SAFE DEPOSIT BOXES. The Safe Deposit Boxes do not hold contents subject to escheatment as of the Closing Date.

         6.10 INSURANCE. All insurance policies maintained by Seller and applicable to the Branches are in full force and effect as described on Schedule 6.10.

         6.11 TAXES. All payroll, withholding, property, excise, sales, use and transfer taxes imposed by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority which are due and payable by Seller on or prior to the Closing relating to the Branches as of the Closing Date have been paid in full, or will be so paid prior to, or prorated at, the Closing, except to the extent contested by Seller in good faith through appropriate proceedings.

         6.12 RECORDS. To Seller's Knowledge, the Records are originals of, or true and correct copies of, records created and maintained during the ordinary course of business by Seller at the Branches.

         6.13 SERVICE AND MAINTENANCE CONTRACTS. There are no contracts or other agreements relating to the rendering by third parties of services to the Branches other than those which have been delivered to Buyer pursuant to Section
3.3 hereof.

         6.14 REGULATORY APPROVALS. The information furnished or to be furnished by Seller pursuant to Section 8.1 of this Agreement for the purpose of enabling Buyer to complete and file an application with the OTS is or will be true and complete as of the date so furnished.

         6.15 CONSENTS. Other than the approval of the OTS, no consent, approval or authorization of any governmental authority or agency is required for the execution, delivery and performance by Seller of this Agreement and the consummation by it of any transactions contemplated hereby.

         6.16 OPERATION. To Seller's Knowledge, there are no facts or circumstances pending or threatened which could have a material adverse effect on the present or future use of the Branches as a bank office. Except for (i) agreements provided under Section 3.3, and (ii) agreements necessary or desirable to consummate the transactions contemplated hereby, Seller is not a party to any other material agreement relating to the Branches or the Assets (excluding, however, the Real Estate) except as described on Schedule 6.16 attached hereto.

         6.17 CONDEMNATION. Seller has not received notice of any pending or threatened proceeding in eminent domain or otherwise, which would affect the Branches, or any portion thereof. To Seller's Knowledge there are no existing, proposed or contemplated plans to widen, modify or realign any street or highway contiguous to the Branches, except as described on Schedule 6.17 hereto. To Seller's Knowledge, except as shown on the real property public records or on tax bills, there are no intended public improvements which will result in any charge being levied or assessed against, or in the creation of any Encumbrance upon, the Branches.

         6.18 HAZARDOUS SUBSTANCES. Seller represents and warrants that to Seller's Knowledge, (i) no Hazardous Substances are or have been present, stored, disposed of, or released in or at the Branches in violation of Environmental Laws, (ii) no Hazardous Substances are or have been present, stored, disposed of or released above or below the Branches by Seller in violation of Environmental Laws; (iii) Seller has not received any written communication from a governmental authority that alleges a violation of Environmental Laws concerning the Branches that has not been cured; (iv) to Seller's Knowledge, there has been no claim, action, cause of action, investigation, or communication asserted by a person alleging potential liability arising out of or based on or resulting from the presence, storage, disposition or release of any Hazardous Substance at, above, or below the Branches or the violation or alleged violation of any Environmental Law concerning the Branches.

         6.19 RETIREMENT ACCOUNT COMPLIANCE. In creating and maintaining the Retirement Accounts to be transferred pursuant to this Agreement, Seller was and has been in material compliance with applicable federal and state laws and regulations.

                                  ARTICLE VII

                               COVENANTS OF BUYER
                               ------------------

         7.1 ASSISTANCE IN OBTAINING REGULATORY APPROVALS. Buyer shall be responsible for the preparation and filing of the applications and notices for approval of the transaction contemplated herein with the OTS, except for any application under Section 563.22 of the OTS Regulations ("transfer application") which may be required of Seller. Buyer shall cooperate with Seller in providing information for any transfer application made by Seller. Buyer will be solely responsible for all fees, expenses and costs incurred with respect to the preparation and filing of the applications and notices with the OTS, except for any such transfer application filed by Seller. Notwithstanding the previous sentence, each Party shall pay such Party's own attorneys' and consultant fees.

         7.2 PERFORMANCE OF LIABILITIES. Subject to Seller's compliance with
Section 13.6 from and after the Closing, Buyer agrees to pay (to the extent there are sufficient available funds on deposit) all properly drawn checks, drafts and negotiable orders of withdrawal drawn against a Deposit account transferred by Seller to Buyer as contemplated herein, timely presented to Buyer by mail, over its counters or through inclearings and drawn on the check or draft forms provided by Seller for ninety (90) days after the Closing Date.

         7.3 CONSENTS AND NOTICES. Buyer: (i) will use commercially reasonable efforts to obtain prior to the Closing Date all consents, approvals or authorizations required to be obtained by it for the consummation of the transaction contemplated hereby; and (ii) will publish all notices required by all governmental authorities or agencies required for the execution, delivery and performance by Buyer of this Agreement and the consummation by it of any transaction contemplated hereby.

         7.4 FURTHER ASSURANCES. On and after the Closing Date, Buyer shall give such further assurances to Seller and upon Seller's request shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be reasonably necessary and appropriate to effectively relieve and discharge Seller from any obligations remaining under the Liabilities transferred to Buyer and to confirm the assumption of the Liabilities by Buyer; provided, however, that Buyer need not incur any material costs or expenses in connection with the undertakings contained in this sentence unless such costs or expenses are paid by Seller.

         7.5 CONFIDENTIALITY. Buyer shall hold, and shall cause its respective directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a bank regulatory authority is necessary in connection with any regulatory approval or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirements of law or the applicable requirements of any regulatory agency or relevant stock exchange, all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") concerning Seller furnished it by Seller or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by Buyer on a non-confidential basis, (b) in the public domain through no fault of Buyer or (c) later lawfully acquired on a nonconfidential basis from other sources by Buyer) and shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers, other consultants and advisors, in each case only to the extent such persons have a need to know such information in order to properly advise Buyer, and, to the extent permitted above, to bank regulatory authorities. The obligations of Buyer in the preceding sentence shall terminate upon the Closing with respect to information relating to the Branches. In the event of termination of the transactions contemplated in this Agreement prior to Closing, Buyer shall return to Seller all such records, books, contracts, instruments, computer data and other data or information and all copies thereof in its possession or the possession of third parties subject to its direction, and shall certify in writing as to the foregoing.

                                  ARTICLE VIII

                               COVENANTS OF SELLER
                               -------------------

         8.1 ASSISTANCE IN OBTAINING REGULATORY APPROVALS. Seller shall be responsible for the preparation and filing and for all fees, expenses and costs incurred in the preparation and filing of, any required transfer application for OTS approval.

         8.2 CONSENTS AND NOTICES. Seller: (i) will use commercially reasonable efforts to obtain prior to the Closing Date all consents, approvals or authorizations required to be obtained by it for the consummation of the transactions contemplated hereby; and (ii) will publish and issue all notices required by all governmental authorities or agencies required for the execution, delivery and performance by Seller of this Agreement and the consummation by it of any transactions contemplated hereby.

         8.3 ACCESS TO RECORDS AND INFORMATION; PERSONNEL; CUSTOMERS.

                  (a) Between the Signature Date and the Closing Date, Seller shall afford to Buyer and its authorized agents and representatives access, during normal business hours, to the operations, books, records, contracts, documents and other information of or relating to the Deposits and Assets to be transferred to Buyer as contemplated herein, and, as to the Real Estate, subject to the access requirements contained in the Real Estate Agreement, and shall provide Buyer a true copy of the form of all contracts, agreements, and other documents governing or specifying the terms of the relationship between Seller and its customers at the Branches. Reasonable notice for access shall be given to Seller by Buyer. The date and time of such access will then be mutually agreed upon by both Parties. Seller shall cause its personnel to provide assistance to Buyer in Buyer's investigation of matters relating to such Deposits, Account Loans, Assets and Safe Deposit Boxes; provided, however, that Buyer's investigation shall be conducted in a manner which does not unreasonably interfere with Seller's normal operations, customers and employee relations; and provided further, that Buyer and its authorized agents and representatives shall be afforded physical access to the Branches over the weekend immediately prior to the Closing Date.

                  (b) Buyer, with Seller's prior written consent, may, at its own expense, upon regulatory approval of the transaction contemplated by this Agreement, communicate with, and deliver information, brochures, bulletins, press releases and other communications to depositors of the Branches concerning such transaction and concerning the business and operations of Buyer.

         8.4 CONDUCT OF BUSINESS PENDING CLOSING. Between the Signature Date and the Closing Date, and except as may otherwise be required by a regulatory authority, Seller shall conduct its business at the Branches in the ordinary course consistent with past practice and shall not, without the prior consent of Buyer, which consent shall not be unreasonably withheld:

                  (a) Cause the Branches to engage or participate in any transaction that would materially and adversely affect the Deposits, Account Loans, Assets or Safe Deposit Boxes, except in the ordinary course of business;

                  (b) Cause the Branches to transfer to Seller's other branches any Deposits to be transferred to Buyer as contemplated herein, except upon the unsolicited request of a depositor in the ordinary course of business;

                  (c) Increase or agree to increase the salary, remuneration or compensation of persons employed at the Branches other than in accordance with Seller's customary policies and/or bank-wide changes, or pay or agree to pay any bonus not committed or contemplated prior to the date of this Agreement to any such Employees other than regular bonuses granted based on historical practice or in connection with the retention bonus program instituted by Seller in contemplation of the transactions described herein;

                  (d) Enter into any commitment, agreement, understanding or other arrangement to dispose of the Assets and Liabilities to be transferred to Buyer as contemplated herein, other than pursuant to the terms of this Agreement;

                  (e) Invest in any new Fixed Assets of the Branches, except for commitments made and disclosed to Buyer in writing on or before the Signature Date and for replacements of furniture, furnishings and equipment and normal maintenance and refurbishing purchased or made in the ordinary course of business;

                  (f) Cause or permit the Branches to transfer to Seller's other operations or branches any Account Loans or Fixed Assets of the Branches; and

                  (g) Transfer, assign, permit any Encumbrance to exist with respect to or otherwise dispose of, or enter into any contract, agreement or understanding to transfer, assign, cause or permit any Encumbrance to exist (which Encumbrance would not be permitted under Section 6.6) with respect to or otherwise dispose of, any of the Assets except in the ordinary course of business and subject to the other provisions of this Section 8.4.

         8.5 BOOKS AND RECORDS. Seller shall retain (i) all books and records relating to the Branches which are not ordinarily maintained at the Branches along with transaction tickets through the Closing Date and all records of closed accounts, except books and records from centralized servicing areas (including, but not limited to, W-8 and W-9 Certifications), and (ii) all transaction documents related to the Deposits. On the Closing Date, Seller shall deliver to Buyer possession of, and all of Seller's right, title and interest to and in, the Records. All transaction documents, books and records which are retained by Seller after the Closing Date and which relate directly to transactions involving Assets and Deposits of the Branches occurring prior to the Closing Date shall (i) be maintained for a period which is at least the longer of the period required by law or the normal retention period under Seller's record retention program, unless the Parties shall, applicable law permitting, agree upon a shorter period; and (ii) even if such transaction documents, books and records are relocated to third-party long-term storage facilities or transferred to microfilm or other media in accordance with Seller's normal practices, shall upon Buyer's request pursuant to a customer's reasonable inquiry, be made available to Buyer at no cost. For any purpose other than pursuant to a customer's reasonable inquiry, unless the Parties agree to another arrangement, Seller shall provide such transaction documents, books and records as Buyer may deem desirable at Seller's regular customer service charge for research and copying, except if such purpose is reasonably necessary to permit Buyer to comply with or contest any applicable legal, tax, banking, accounting or regulatory policies, requirements or proceedings, arising out of the obligations of Seller prior to Closing, in which case no charge shall be made.

         8.6 INSURANCE POLICIES. Seller will maintain in effect until the Closing all insurance policies set forth in Schedule 6.10 attached hereto or replacement policies providing coverage at least equal to their current coverage.

         8.7 FURTHER ASSURANCES. On and after the Closing Date, Seller shall (i) give such reasonable further assurances to Buyer and upon Buyer's request shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such reasonable further action as may be necessary and appropriate to effectively relieve and discharge Buyer from any obligations remaining under the Deposits transferred to Buyer, except obligations assumed under this Agreement; and (ii) give such further assistance to Buyer and shall execute, acknowledge and deliver all such bills of sale, acknowledgments and other instruments and take such further action as may be necessary and appropriate effectively to vest in Buyer full, legal and equitable title to the Assets transferred to Buyer; provided, however, that Seller need not incur any material costs or expenses in connection with the undertakings contained in this sentence unless such costs or expenses are paid by Buyer. In particular, and without limiting the foregoing:

                  (a) After the Closing Date, Seller shall mail or, upon Buyer's written request and at the sole cost and expense of Buyer, deliver by overnight courier, in either case, to Buyer promptly after receipt thereof by Seller all payments relating to Account Loans or amounts intended for deposit to the accounts which are part of the Deposits transferred to Buyer or otherwise relating to such Deposits or Account Loans;

                  (b) With respect to checks or drafts against accounts which are Deposits transferred to Buyer, Seller and Buyer shall cooperate with one another such that on and after the Closing Date, each such item which is coded for presentment to Seller or to any bank for the account of Seller, is delivered to Buyer in a timely manner and in accordance with Section 13.6, applicable law and Clearing House rules or agreement;

                  (c) Except as otherwise contemplated by this Agreement, Seller shall remove any supply of money orders, traveler's checks and other forms and papers (other than Records) located at the Branches not later than the close of business on the Closing Date; and

                  (d) Not earlier than 2:00 p.m. on the Closing Date, Seller shall void all ATM access cards issued by it to customers of the Branches except for customers that are also deposit customers of other branches of Seller.

                  (e) On or before twenty-one days after the Closing, Seller will provide to Buyer a transaction history report in mutually acceptable form with respect to the Deposits, covering the fourth quarter of 1999. In the event Seller enters into an agreement contemplating the merger or consolidation of Seller with and into another financial institution (where Seller is not the surviving entity) or the sale of all or substantially all of the assets of Seller, Seller shall provide a similar transaction history report in similar form for the second and third quarters of 1999.

         8.8 CONSENTS. Seller shall secure all necessary corporate consents, shall use commercially reasonable efforts to secure all consents and releases required of third parties (except those regarding Buyer) and shall comply with all applicable laws, regulations and rulings in connection with this Agreement and the consummation of the transactions contemplated hereby.

         8.9 OPERATION OF BRANCHES. From and after the date of this Agreement until the Closing Date, Seller shall operate and manage the Branches in the normal and ordinary course and in accordance in all material respects with all applicable federal, state and local laws, ordinances and requirements and private covenants, conditions, restrictions and other agreements, and maintain the Branches in good order, condition and repair in all material respects. Seller shall punctually pay and perform all of its obligations under the Branch Leases and related service contracts, and pay before delinquency all taxes, assessments, utility charges and other expenses affecting the Branches except to the extent contested in good faith by appropriate proceedings. After the Signature Date, Seller shall use commercially reasonable efforts to retain at the Branches the Deposits which are domiciled at the Branches as of the date of this Agreement; provided, that Seller shall not pay above-market rates on the Deposits to do so. Without limiting the generality of the foregoing, Seller shall not change its pricing policies with respect to the deposits at the Branches, nor shall Seller change the terms of deposits offered at the Branches or introduce new deposit products at the Branches, except, in each case, where such changes in pricing policies or terms in deposits, or new deposit products, are made or introduced on a company-wide basis or in the ordinary course of Seller's business.

         8.10 SERVICE AND MAINTENANCE CONTRACTS. Seller shall, if requested by Buyer, use commercially reasonable efforts to continue to make the services and benefits of any service and maintenance contracts related to the Branches available to Buyer and in such event and if Buyer elects to assume such contracts and such contracts are permitted to be assumed, Buyer shall pay at the contract rate for any desired services to be rendered to it after the Closing Date pursuant to any such contract. Seller has provided, or will provide, on or before five days from the Signature Date, to Buyer copies of service and maintenance contracts related to the Branches which are outstanding as of the Signature Date. With respect to any such contracts, Buyer shall, not later than fifteen (15) days after the Signature Date, notify Seller of those contracts which it elects to assume (to the extent permitted by the relevant contract and law), and Seller shall assign all of its right, title and interest in such contracts so assumed to Buyer at the Closing pursuant to documents and agreements in form and substance reasonably satisfactory to Buyer.

         8.11 REPURCHASE OF CERTAIN ACCOUNT LOANS AND DEPOSITS. Seller agrees, on the first Business Day following the date which is thirty (30) days following Closing, (a) to repurchase from Buyer any Account Loan and to reassume any obligations under any associated Deposit which (i) at Closing, was listed on the Schedule of Delinquent Account Loans and (ii) on the date which is thirty (30) days following Closing, remained delinquent; and (b) to repurchase from Buyer any Deposit and to reassume any obligations under such Deposit which (i) at Closing, was a Negative Balance Deposit and (ii) on the date which is thirty
(30) days following Closing, remained a Negative Balance Deposit, for a cash repurchase price equal to the negative balance of such Deposit on the Closing Date. For purposes of the foregoing sentence, an Account Loan shall be considered delinquent if such loan is more than sixty (60) days past due at the applicable time. Seller and Buyer shall cooperate in the repurchase of such Account Loans and Deposits and the reassumption of obligations under such Account Loans and Deposits.

         8.12 SIGNS. Buyer shall, at its own cost, remove all exterior and interior signs identifying Seller at the Branches and restore exterior surfaces. The parties shall cooperate with each others efforts with respect to the foregoing to the extent reasonable.

         8.13 COOPERATION. Seller shall use all commercially reasonable efforts to assist Buyer in preparing for and in conducting a smooth and orderly transition of operations at the Branches from Seller to Buyer, including, without limitation, the provision on a reasonably prompt basis of such information and access to personnel of Seller at the Branches during business hours as may reasonably be requested by Buyer for such purpose; provided that such efforts shall not materially interfere with Seller's normal business operations.

         8.14 CONFIDENTIALITY. Seller shall hold, and shall cause its respective directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a bank regulatory authority is necessary in connection with any regulatory approval or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirements of law or the applicable requirements of any regulatory agency or relevant stock exchange, all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") concerning Buyer furnished it by Buyer or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by Seller on a non-confidential basis, (b) in the public domain through no fault of Seller or (c) later lawfully acquired on a nonconfidential basis from other sources by Seller) and shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers, other consultants and advisors, in each case only to the extent such persons have a need to know such information to properly advise Seller, and, to the extent permitted above, to bank regulatory authorities. The obligations of Seller in the preceding sentence shall terminate upon the Closing with respect to information relating to the Branches. In the event of termination of the transactions contemplated in this Agreement prior to Closing, Seller shall return to Buyer all such records, books, contracts, instruments, computer data and other data or information and all copies thereof in its possession or the possession of third parties subject to its direction, and shall certify in writing as to the foregoing.

         8.15 UPDATING OF SCHEDULES. On or before five (5) Business Days after the Signature Date, Seller shall amend and restate, or confirm Schedule 3.2(b) and Schedule 3.3 attached hereto based upon consultation with Branch personnel, and such Schedules as amended and restated or as confirmed shall constitute the final Schedule. In the case of Schedule 3.3, such amendment and restatement may consist of providing copies of the agreements listed on Schedule 3.3 as constituted on the Signature Date.


                                   ARTICLE IX

                                 NON-COMPETITION
                                 ---------------

         9.1 SOLICITATION. For a period of twelve (12) months following the Closing Date, Seller will not, directly or indirectly, knowingly solicit deposits by the use of direct mail, telemarketing, internet marketing programs or other marketing methods specifically directed at people or entities (i) within a five (5.0) mile radius of the Blue Jay or Big Bear Branches or (ii) within a two-and-one half (2.5) mile radius of the Fullerton Branch or (iii) at customers of the Branches. Notwithstanding the previous sentence, this Section
9.1 shall not limit the right of Seller to solicit customers through a general marketing program (including, without limitation, a website) not targeted to customers of the Branches or to solicit customers who are also customers of other operations or branches of Seller or are customers with respect to nondeposit investment products administered by Seller or an affiliate thereof.

         9.2 NON-COMPETITION. For a period of twelve (12) months following the Closing Date, Seller shall not, directly or indirectly, without the prior written consent of Buyer, own, operate or purchase an office of a savings and loan association, commercial bank, savings bank or depositary institution within a five (5.0) mile radius of the Big Bear or Blue Jay Branches or within a two-and-one half (2.5) mile radius of the Fullerton Branch. This Section 9.2 shall not prohibit Seller from acquiring a branch or branches within such radius when such acquisition is part of a multi-branch purchase from, or a merger with, another financial institution.

                                   ARTICLE X

                              CONDITIONS TO CLOSING
                              ---------------------

         10.1 CONDITIONS TO THE OBLIGATIONS OF BUYER. Unless waived in writing by Buyer, the obligations of Buyer to consummate the transaction contemplated by this Agreement are subject to the satisfaction, in good faith, at or prior to the Closing of the following conditions:

                  (a) PERFORMANCE. Each of the acts and undertakings of Seller to be performed at or before the Closing Date pursuant to this Agreement shall have been duly performed in all material respects.

                  (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

                  (c) ABSENCE OF PROCEEDINGS AND LITIGATION. No order shall have been entered and remain in force at the Closing Date restraining or prohibiting any of the transactions contemplated by this Agreement in any legal, administrative or other proceeding and no action or proceeding shall have been instituted or threatened on or before the Closing Date pertaining to the transactions contemplated by this Agreement which, in the reasonable judgment of Buyer, could be materially adverse to Buyer's consummating this Agreement.

                  (d) REGULATORY APPROVALS. All required licenses, approvals and consents of any relevant state, federal or other regulatory agencies shall have been obtained and all necessary conditions to those licenses, approvals and consents shall have been fully satisfied; provided, however, that if any such licenses, approvals or consents are qualified or conditioned in any manner which materially and adversely affects the operations of the Branches as a branch of Buyer, or otherwise materially adversely affects Buyer or the conduct of Buyer's business, this condition may be deemed by Buyer to be unsatisfied.

                  (e) DOCUMENTS. In addition to the documents described elsewhere in this Section 10.1, Buyer shall have received the following documents from Seller duly executed:

                       (1) A General Bill of Sale and Assignment and Assumption substantially in the form of Exhibit B hereto.

                       (2) A Retirement Accounts Transfer Agreement substantially in the form of Exhibit D hereto.

                       (3) A certificate of the Secretary or Assistant Secretary of Seller as to the incumbency and signatures of officers.

                       (4) Such other bills of sale and other instruments and documents as counsel for Buyer may reasonably require as necessary or desirable for transferring, assigning and conveying to Buyer good, marketable and insurable title to the Assets to be transferred to Buyer as contemplated herein, all in form and substance reasonably satisfactory to counsel for Buyer.

                       (5) A certificate signed by duly authorized officers of Seller stating that the representations and warranties of Seller under Article VI of this Agreement are true as of the Closing Date, that the respective covenants of Seller to be performed on or before the Closing Date have been performed in all material respects, and that the conditions set forth in this
Section 10.1 have been satisfied.

                       (6) Resolutions of Seller's Board of Directors, certified by its Secretary or Assistant Secretary, authorizing the signing and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                       (7) A computer printout of Deposits being transferred to Buyer.

                       (8) A list of holds pursuant to Section 13.7.

                       (9) A copy of the form of the notice Seller sent to its customers in accordance with Section 13.1, and the final customer list contemplated by Section 13.1.

                       (10) The Records relating to the Branches.

                       (11) The conveyance and assignment documents pursuant to the Real Estate Agreement.

                       (12) A schedule listing the Account Loans and associated Deposits which are sixty 60 days delinquent as of the Closing (the "Delinquent Account Schedule").

                       (13) Such other documents and instruments as Buyer may reasonably request in connection with the performance by Seller of any of its obligations hereunder.

                  (f) ESCROWS. The escrows pursuant to the Real Estate Agreement shall have been established and such escrows shall have closed concurrently with the transactions described herein.

                  (g) NO MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred affecting (i) the Branches and the Assets, taken as a whole or (ii) the ability to conduct operations at the Branches.

                  (h) REIMBURSEMENT. Buyer shall have received cash in an amount equal to the payment to be made at Closing under Sections 2.2 and 2.3, which cash payment may, but shall not be required to, be made through the credit by Buyer to Seller of the Purchase Price under the Mortgage Loan Purchase Agreement.

                  (i) REAL ESTATE DUE DILIGENCE. Buyer shall have received, on or before the expiration of the period set forth in Section 3.2(a), Phase I and/or other environmental reports on each of the Branches and the related Real Estate that are satisfactory to Buyer.

                  (j) AMENDED AND RESTATED SCHEDULES. Buyer shall have determined that any amended and restated schedules delivered to Buyer pursuant to Section 8.15 are reasonably acceptable in within three Business Days after delivery thereof.

         10.2 CONDITIONS TO THE OBLIGATIONS OF SELLER. Unless waived in writing by Seller, the obligations of Seller to consummate the transaction contemplated by this Agreement are subject to the satisfaction, in good faith, at or prior to the Closing of the following conditions:

                  (a) PERFORMANCE. Each of the acts and undertakings of Buyer to be performed at or before the Closing Date pursuant to this Agreement shall have been duly performed in all material respects.

                  (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in Article V of this Agreement shall be true and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

                  (c) ABSENCE OF PROCEEDINGS AND LITIGATION. No order shall have been entered and remain in force at the Closing Date restraining or prohibiting any of the transactions contemplated by this Agreement in any legal, administrative or other proceeding and no action or proceeding shall have been instituted or threatened on or before the Closing Date pertaining to the transaction contemplated by this Agreement which, in the reasonable judgment of Seller, could be materially adverse to Seller's consummating this Agreement.

                  (d) REGULATORY APPROVAL. All required licenses, approvals and consents of any relevant state, federal or other regulatory agencies shall have been obtained and all necessary conditions to those licenses, approvals and consents shall have been fully satisfied.

                  (e) DOCUMENTS. In addition to the documents described elsewhere in this Section 10.2, Seller shall have received the following documents from Buyer duly executed:

                       (1) A General Bill of Sale and Assignment and Assumption substantially in the form of Exhibit B hereto.

                       (2) An Assumption of Deposit Liabilities substantially in the form of Exhibit C hereto.

                       (3) A Retirement Accounts Transfer Agreement substantially in the form of Exhibit D hereto.

                       (4) A certificate of the Secretary or Assistant Secretary of Buyer as to the incumbency and signatures of officers.

                       (5) A certificate signed by duly authorized officers of Buyer stating that the representations and warranties of Buyer under Article V of this Agreement are true as of the Closing Date, and that the respective covenants of Buyer to be performed on or before the Closing Date have been performed in all material respects, and that the conditions set forth in this
Section 10.2 have been satisfied.

                       (6) All relevant documents relating to the establishment and closing of the escrows as required by Section 10.1(g).

                       (7) Such other documents or instruments as Seller may reasonably request in connection with the performance by Buyer of any of its obligations hereunder.

                       (8) Resolutions of Buyer's Board of Directors, certified by its Secretary or Assistant Secretary, authorizing the signing and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE XI

                                   TERMINATION
                                   -----------

         11.1 CONDITIONS FOR TERMINATION. This Agreement shall terminate and be of no further force and effect as between the Parties hereto, upon the occurrence of any of the following:

                  (a) By either Party upon the expiration of fifteen (15) days after the refusal or denial by any governmental agency of any approvals or consents required to be obtained pursuant to this Agreement, unless, within such fifteen (15) day period, the relevant Party resubmits the application or appeals the decision of the governmental entity that has denied or refused to grant such consent or approval and, in such event, by either Party upon the expiration of five (5) days after the denial or refusal by such governmental agency of such appeal or resubmitted application.

                  (b) By a Party upon the expiration of five (5) Business Days from the date that such Party has given written notice to the other Party of (i) such other Party's material breach of any covenant under this Agreement or the Real Estate Agreement; or (ii) such other Party's material breach of a representation and warranty under this Agreement or the Real Estate Agreement, or (iii) the failure of any condition to such Party's obligations under this Agreement or the Real Estate Agreement, provided, however, that no such termination shall take effect if within such five (5) day period the Party so notified shall have fully and completely corrected the grounds for termination as specified in such notice.

                  (c) Upon the termination of the Real Estate Agreement.

                  (d) Upon the failure to consummate the transaction by July 31, 2000 unless extended by mutual agreement in writing of the Parties.

                  (e) Upon mutual consent of the Parties to terminate. Notwithstanding anything to the contrary herein contained in this Agreement, no Party shall have the right to terminate this Agreement on account of its own breach or any immaterial breach by the other Party.

         11.2 EFFECT OF TERMINATION. Termination of this Agreement pursuant to
Section 11.1 or for any reason or in any manner shall not release, or be construed to release, any Party hereto from liability or damage to any other Party arising out of, in connection with, or otherwise relating to, directly or indirectly, such Party's material breach, default or failure in performance of any material covenants, agreements, duties or obligations arising hereunder.

         11.3 TERMINATION FEE.

                  (a) Seller agrees that if this Agreement is terminated by Buyer under paragraph (b) of Section 11.1 due to the failure of Seller to consummate the transaction notwithstanding the satisfaction of all conditions to Seller's obligations set forth in Section 10.2, Seller shall promptly and in any event within ten days of such termination pay to Buyer, as liquidated damages, a cash termination payment in an amount equal to $____________.

                  (b) Buyer agrees that if this Agreement is terminated by Seller under paragraph (b) of Section 11.1 due to the failure of Buyer to consummate the transaction notwithstanding the satisfaction of all conditions to Buyer's obligations set forth in Section 10.1, Buyer shall promptly and in any event within ten days of such termination pay to Seller, as liquidated damages, a cash termination payment in an amount equal to $_________.

         THE PARTIES AGREE THAT IN THE EVENT OF TERMINATION OF THIS AGREEMENT DUE TO A MATERIAL BREACH OF COVENANT BY THE OTHER PARTY AS DESCRIBED IN SECTIONS 11.3(A) OR 11.3(B), IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES SUFFERED BY THE NONBREACHING PARTY AS A RESULT OF SUCH BREACH AND RESULTING TERMINATION. THE PARTIES AGREE THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED IN THIS PARAGRAPH REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH A PARTY WILL INCUR AS A RESULT OF SUCH BREACH BY THE OTHER PARTY; PROVIDED, HOWEVER, THAT THIS PROVISION WILL NOT WAIVE OR AFFECT EITHER PARTY'S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT. THEREFORE, BUYER AND SELLER AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT THE NONBREACHING PARTY WOULD SUFFER IN

THE EVENT OF THE OTHER PARTY'S BREACH IS AN AMOUNT EQUAL TO THE AMOUNT SET FORTH IN THIS SECTION 11.3, AND THIS AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES UNDER THE FOREGOING CIRCUMSTANCES. THE FOREGOING AMOUNT IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.


                                   ----------

                                Buyer's initials



                                   -----------

                                Seller's initials




                                  ARTICLE XII

                                    EMPLOYEES
                                    ---------

         12.1 EMPLOYEES. Buyer shall in good faith consider for employment all employees of Seller at the Branches; PROVIDED, that the decision whether to employ each such employee shall be made solely by Buyer in accordance with its normal personnel policies, procedures and criteria. Buyer shall meet with the Employees employed at the Branches no later than seven (7) days after the transaction is communicated by the Seller to the Employees. Seller agrees to give Buyer access to personnel files concerning each of the Employees employed at the Branches within seven (7) days of receiving such Employee's written consent for such release. Seller shall use commercially reasonable efforts to obtain such consent from each of its Employees as soon as practicable after the initial meeting with Employees employed at the Branches.

         Beginning on the date on which any of Seller's Employees are hired by Buyer, Buyer shall assume all obligations and liabilities which may arise as a result of Buyer's employment of such Employees on or after such first date of employment of such Employees. Nothing contained herein is to be construed as offering or creating an employment contract for any such Employee or any other obligation to employ such Employees. All Employees of the Branches will have their earned compensation required to be paid by law, including without limitation accrued vacation, paid in full by Seller through the Closing Date, or, in the case of incentive based compensation earned prior to Closing, at such time as such compensation is required to be paid in accordance with Seller's compensation practices.

         This Agreement is not intended to create and does not create any contractual or legal rights in or enforceable by any Employee. Buyer agrees to obtain prior approval of Seller before sending any communications to any Employee employed at the Branches concerning the subject matter of this Section

12.1, which approval shall not be unreasonably withheld, and Seller shall not solicit any such Employees to remain employees of Seller unless Buyer has decided not to offer employment to such Employee or such employee declines Buyer's offer of employment. This Agreement may be amended or terminated without liability to any Employee.

         Buyer shall have the right but not the obligation prior to the Closing to provide training to any Employees that will become employees of Buyer after the Closing as set forth in this Section 12.1. Buyer may distribute Seller's Employee training programs in CD/ROM form, and Employees may view such training materials, at the Branches during business hours, at no expense to Buyer provided that the distribution and viewing of such training materials shall not materially interfere with the conduct of business at any Branch. Other training shall be at the expense of Buyer and shall be conducted on Saturday or after business hours at a location other than the Branches. Seller shall cooperate with Buyer to use commercially reasonable efforts to make such Employees available for such training prior to the Closing.

         12.2 EMPLOYEE BENEFITS. All Employees at the Branches who become employees of Buyer ("Transferred Employees") will, on and as of the Closing Date, be immediately eligible to participate in employee benefit plans and other fringe benefits and rights, including without limitation severance plans and vacation pay, enjoyed by employees of Buyer in comparable positions including any pension or 401(k) plans. For all employee benefit plans except any pension or 401(k) plans, the Transferred Employees will be given immediate credit for their length of service with Seller for all purposes.

                                  ARTICLE XIII

                                OTHER AGREEMENTS
                                ----------------

         13.1 NOTICES TO DEPOSITORS. Seller shall provide Buyer, as soon as practicable and in any event prior to the Closing, with a customer list regarding the accounts to be assumed by Buyer as contemplated herein, together with data tapes. On the Closing Date, Seller shall provide Buyer a final customer list of the assumed accounts. At the time that Seller provides to Buyer the customer lists pursuant to this paragraph, Seller shall notify Buyer of any customer addresses which Seller is aware are invalid.

         As soon as practicable after receipt of all required regulatory approvals, Seller shall notify the holders of the Deposits to be assumed by Buyer that, subject to closing requirements, Buyer will be assuming the liability of the Deposits and may not continue services provided by Seller which are not routinely offered by Buyer. The notification will be based on the list and data tapes referred to in the preceding paragraph and a listing maintained at Seller's Branch of the new accounts opened since the date of the list. Buyer shall send notification to the same holders setting out the details of its administration of the assumed accounts. Each Party shall obtain the approval of the other of its notification letter(s), which approval shall not be unreasonably withheld or delayed.

         13.2 SAFE DEPOSIT BOXES. As soon as practicable after receipt of all required regulatory approvals, the Seller shall notify by letter renters of Safe Deposit Boxes located at the Branches of the disposition of their Safe Deposit Boxes as of the Closing Date. In the event of removal of such boxes by Buyer to a new location, the Parties agree to cooperate in the safe and lawful transfer of such boxes. The costs and expenses incurred in the transfer and security of such boxes will be borne by Buyer. All key or other deposits related to the Safe

Deposit Boxes which are held by Seller shall be transferred to Buyer as of the Closing Date as part of the Closing.

         13.3 INCOMING DEPOSITS AND MAIL. In the event Seller receives after the Closing Date, a deposit, payment, legal process or mail with respect to the Assets or Deposits transferred to Buyer, Seller shall, at Seller's expense, mail such deposit, payment, legal process or other mail to Buyer within one (1) Business Day after receipt thereof at the address Buyer may from time to time designate.

         13.4 RETURNED ITEMS. Any items that were (i) credited for deposit to, or (ii) cashed against, an account at the Branches prior to the Closing and are returned unpaid at any time after the Closing and within the guidelines specified under "Regulation CC" of the Federal Reserve System ("Returned Items") will be handled as follows:

                  (a) If Seller is charged for the Returned Item, Seller shall notify Buyer and if there are sufficient funds in the account to which such Returned Item was credited or any other accounts on deposit with Buyer in the name of the party liable for such Returned Item and which Buyer may lawfully debit for such purpose, Buyer will debit any or all of such accounts an amount equal in the aggregate to the Returned Item or all funds available in the subject account, if less. If there are not sufficient funds in the accounts which may be debited (for reasons other than Buyer's breach of Section 13.7), Buyer will have no obligation to repay Seller unless and until Buyer obtains reimbursement from the party liable for the Returned Item, and in such event Buyer shall pay over to Seller the amount of such reimbursement, after reduction by the amount of the applicable Deposit Premium Percentage thereof.

                  (b) If Buyer's bank account is charged for the Returned Item, Buyer will use reasonable efforts to obtain reimbursement from the account to which, or from the party to whom, the Returned Item was credited. If there are sufficient funds in the account to which such Returned Item was credited or any other accounts on deposit at any branch office of Buyer standing in the name of the party liable for such Returned Item and which Buyer may lawfully debit for such purpose, Buyer will debit any or all of such accounts in an amount equal in the aggregate to the Returned Item. If those accounts do not contain funds sufficient to reimburse Buyer fully (for reasons other than Buyer's breach of Section 13.7), Seller will, upon notice from Buyer, immediately repay to Buyer the amount of the Returned Item plus an amount equal to the applicable Deposit Premium Percentage thereof and Buyer will assign the Returned Item to Seller. For a reasonable period of time after reimbursement from Seller, Buyer will cooperate with Seller in its efforts to obtain reimbursement from the party liable for the Returned Item.

                  (c) Any items that were credited for deposit to or cashed against an account at the Branches prior to the Closing Date and are returned unpaid more than sixty (60) days after the Closing will be the responsibility of Seller.

         13.5 ACH ITEMS AND WIRE TRANSFERS. Buyer and Seller shall use commercially reasonable efforts to transfer all ACH arrangements to Buyer as soon as practicable after the Closing Date. Buyer shall continue such ACH arrangements and such recurring debit and credit arrangements as are originated and administered by third parties and for which Buyer need act only as processor; Buyer shall have no obligation to continue recurring debit arrangements that were originated or administered by Seller, and Seller shall terminate such arrangements on or prior to the Closing Date. After the Closing Date, Seller will use commercially reasonable efforts to (i) telecopy or deliver to Buyer on each Business Day after receipt, at the address designated by the

Buyer, a summary of ACH Items affecting the Deposits (such summary to include claim number, suffix (if applicable), source name, trace id, client name and effective date); and (ii) remit by wire transfer to Buyer all ACH Item funds that are intended for Deposit accounts being transferred to Buyer; provided, however, that Seller's obligation to deliver such summaries and to forward such ACH Items shall continue for not more than one hundred and twenty (120) days after the Closing Date, unless an extension is agreed upon. Extensions must be agreed upon by Buyer and Seller not less than seven (7) days prior to the end of such period. Thereafter, Seller will return all ACH Items to the originator marked "Account sold to another DFI."

         ACH transfers which have not been rerouted directly to Buyer after sixty (60) days from Closing, shall be handled as follows: (i) Buyer shall notify such ACH users that they must contact the ACH originator and complete the transfer; (ii) if the transfer remains unconcluded after ninety (90) days from Closing, Buyer shall renotify such ACH users that their ACH transaction will cease to be processed within the one month period following said notification; and, (iii) after one hundred twenty days (120) from Closing, Seller shall return the ACH transaction to the originator, marked "Account sold to another DFI."

         For a period of thirty (30) days from the Closing, Seller shall, upon receipt thereof, notify Buyer of incoming wire transfers to an account(s) of a Deposit transferred to Buyer at the Closing and shall use commercially reasonable efforts to wire same to Buyer on the same day the funds of such incoming wire transfer for the account(s) of such Deposit.

         13.6 CHECKING ACCOUNTS. Within ten (10) Business Days following the Closing Date, Buyer, at its sole expense, will mail to holders of those Deposits acquired from Seller which may be accessed by checks, new checks MICR encoded with Buyer's routing and transit numbers and the Buyer's customer identification number. On a daily basis, Seller, at its sole expense, will outsort all Branch checks received by it drawn on accounts assumed by Buyer and prepare them for delivery within one Business Day to Buyer's service center at Buyer's expense. Buyer shall either pay the items or return them in accordance with the customer agreement and the California Uniform Commercial Code and all applicable federal laws and regulations. Seller's obligation to outsort and deliver such Branch checks shall continue for sixty (60) days after the Closing Date. After the sixty (60) day period, Seller will stop accepting such items and will return items marked "Refer to Maker."

         Seller will furnish to Buyer a daily accounting of debits to its clearing account. On a daily basis, Buyer and Seller will agree on the settlement amounts of inclearing items transferred by Seller to Buyer. Buyer will remit the settlement amount on the next Business Day, by immediately available funds, to the Seller.

         13.7 HOLDS. Holds that have been placed by Seller on particular accounts or on individual checks, drafts, or other instruments and listed on the schedule referred to in the next sentence will be continued by Buyer under the same terms. Seller will deliver to Buyer at the Closing a schedule of such holds which describes the terms thereof.

         13.8 RETIREMENT ACCOUNTS. Buyer will assume certain Retirement Accounts held at Seller's Branch according to the terms contained herein and in the Retirement Accounts Transfer Agreement attached hereto as Exhibit D. Buyer shall not collect an annual fee for 2000.

         13.9 CARD PROCESSING. Seller will void on and as of the Closing Date all (i) ATM access cards issued by it to customers of the Branches who will not have ATM-accessible accounts with Seller after the Closing Date and (ii) debit cards issued by it to customers of the Branches who will not have debit card-accessible accounts with Seller after the Closing Date. Seller will notify the customer in writing as part of the notice requested under Section 13.1 above, of such cancellation of the ATM access cards and debit cards.

         Seller agrees to provide to Buyer the necessary data and tapes required, prior to the Closing Date, to accommodate the processing of ATM and debit cards, which may then be issued prior to the Closing Date. Furthermore, the Parties agree to settle within two (2) Business Days of the ATM transaction date for transactions occurring prior to Closing or during the conversion period and for customers with sufficient funds: (i) any and all rejected ATM and debit card transactions processed after the Closing Date, and (ii) any and all ATM and debit card transactions processed while the ATM or debit card network could not communicate with Seller's main host. Buyer agrees to remit the total sum of such transactions to Seller on the same date the transactions are settled.

         Any claim submitted under "Regulation E" of the Federal Reserve System, for transaction processed prior to the Closing Date on Deposits transferred to Buyer, shall be settled as follows:

                  (a) If the claim is submitted to Seller, Seller shall process the claim under the guidelines specified in "Regulation E," and if a reimbursement to the customer is determined necessary, Seller shall directly reimburse the customer.

                  (b) If the claim is submitted to Buyer, Buyer shall refer claimant to Seller.

         Such settlement shall continue for a period of sixty (60) days following the Closing Date. All claims submitted after such sixty (60) day period shall be returned by Seller to the originator of the claim.

         13.10 DATA PROCESSING CONVERSION. The Parties agree to (i) insure the orderly transfer of all data tapes and processing information, and will facilitate an electronic and systematic conversion of all applicable data regarding Account Loans, ATM Cards and Deposits whereby each Party will bear the cost associated with the transfer of its tapes and information and the conversion of its data except as otherwise agreed upon; (ii) at a field-to-field meeting to be held at a time mutually acceptable to the parties but no later than thirty (30) days after the Signature Date, exchange all data information necessary to complete such conversion process; (iii) within ten (10) days after such field-to-field meeting, Seller shall provide all systems information necessary to complete such conversion processing and provide two (2) sets of the initial data processing pre-conversion file layout and product definitions; (iv) provide the final data processing pre-conversion file packages on a timely basis allowing for pre-conversion; (v) provide any and all additional data processing information added to the system subsequent to the preparation of the final reconversion tapes on a day-to-day basis; and (vi) use commercially reasonable efforts to provide by 12:00 p.m., on the day immediately following the Closing Date, two (2) sets of final data processing conversion file packages.

         Immediately prior to or at the date of conversion of the data processing information at the Branches, Seller shall (i) deconvert accounts and block any further activity with respect thereto, (ii) cycle all accounts, and
(iii) prepare and send out account statements (and provide microfiche, if available, to Buyer) dated as of the conversion date to all account holders.

         13.11 INTEREST REPORTING. Seller shall report for the current calendar year up through and including the Closing Date all interest credited to, interest premiums paid, interest withheld and early withdrawal penalties charged to the Deposits which are to be assumed by Buyer as contemplated by this Agreement. Buyer shall report from but not including the Closing Date through the end of the calendar year all interest credited to, interest withheld from, and early withdrawal penalties charged to the Deposits assumed by Buyer. Said reports shall be made to the holders of these accounts and to the applicable federal and state regulatory agencies.

         13.12 WITHHOLDING. Seller shall deliver to the Buyer on or before the Closing Date data indicating all "B" notices (TINs do not match) and "C" notices (under reporting/IRS imposed withholding) issued by the Internal Revenue Service ("IRS") relating to the Deposits transferred to Buyer. Furthermore, any and all listings of similar notices regarding such Deposits received by Seller from the IRS will be immediately delivered to Buyer. All notices received by Seller from the IRS releasing withholding restrictions on Deposits transferred to Buyer will be immediately delivered to Buyer. Any amounts required by any governmental agency to be withheld from any of such Deposits (the "Withholding Obligations") or any penalties imposed by any governmental agency will be handled as follows:

                  (a) Any Withholding Obligations required to be remitted to the appropriate governmental agency on or prior to the Closing Date will be withheld and remitted by Seller and any other sums withheld by Seller pursuant to Withholding Obligations on or prior to the Closing Date shall also be remitted by Seller to the appropriate governmental agency on or prior to the time they are due.

                  (b) Any Withholding Obligations required to be remitted to the appropriate governmental agency after the Closing Date with respect to Withholding Obligations after the Closing Date and not withheld by Seller as set forth in Section 13.12(a) above will be withheld and remitted by the Buyer. Within two (2) days of receipt of such notice, Seller shall notify Buyer and Buyer shall comply with notification requirements.

                  (c) Any penalties described on "B" notices from the IRS or any similar penalties which relate to Deposit accounts opened by Seller prior to the Closing Date will be paid by Seller promptly upon receipt of the notice providing such penalty assessment resulted from Seller's acts, policies or omissions. Similarly, any efforts to reduce such penalties shall be the responsibility of Seller.

                  (d) Any penalties assessed due to information missing from information filings regarding Deposits transferred to Buyer, including, without limitation, 1099 forms, shall be paid by Seller. Seller shall pay such penalties promptly upon receipt of the notice providing such penalty assessment resulting from Seller's acts, policies or omissions, but shall be entitled to negotiate such penalties with the IRS in good faith.

         13.13 TAXPAYER INFORMATION. Seller shall deliver to Buyer within three
(3) Business Days after the Closing Date (i) TINs (or record of appropriate exemption) for all holders of Deposit accounts transferred to Buyer as contemplated hereby; and (ii) all other information in Seller's possession or reasonably available to Seller required by applicable law to be provided to the IRS and/or account holders with respect to the Assets and Deposits transferred, except for such information which Seller is obligated to make reports pursuant to Sections 13.11 and 13.12 of this Agreement (collectively, the "Taxpayer Information"). Seller hereby certifies that such information, when delivered, shall accurately reflect the information provided by Seller's customers. Seller shall, according to the terms of Section 14.2 of this Agreement, indemnify, hold harmless and defend Buyer, Buyer's subsidiaries and Buyer's Affiliates from and against any and all damages, losses, liabilities, costs, claims, obligations, or expenses, including legal fees and expenses and fines and penalties arising from or incurred or imposed in connection with any inaccuracy, act, or omission by Seller in connection with the collection, recording, filing with appropriate governmental agencies, or delivery to Buyer of the Taxpayer information.

         13.14 SELLER'S COOPERATION. From and after the Closing, Seller shall cooperate with Buyer and shall provide assistance in responding to inquiries and requests of customers of the Branches relating to Deposits transferred to Buyer at the Closing to the extent such inquiries and requests relate to facts and circumstances that occurred prior to the Closing.

                                  ARTICLE XIV

                               GENERAL PROVISIONS
                               ------------------

         14.1 SURVIVAL. The representations and warranties made by the Parties to this Agreement, and their respective obligations to be performed under the terms hereof at, prior to, or after the Closing, shall not expire with, or be terminated or extinguished by, the Closing, notwithstanding any investigation of the facts constituting the basis of the representations and warranties of either Party by the other Party hereto; provided, however, that all representations and warranties shall terminate and be of no further effect on the first anniversary of the Closing Date other than the representations and warranties contained in Sections 6.7 and 6.11, and, to the extent such representations and warranties contained therein pertains to tax matters, Section 6.19, which shall survive until the applicable statutory limitations period has expired; provided, further, that the indemnification provisions of this Agreement shall, on and after such dates, be limited to claims for damages, loss, liabilities, costs, claims or expenses not arising from a misrepresentation or breach of warranty; provided, further that notwithstanding the foregoing, such indemnification provisions shall survive to the extent of any claim arising from a breach of a representation and warrant as to which an Indemnified Party has provided written notice to an Indemnifying Party pursuant to paragraph (c) of Section 14.2 prior to the date provided in this Section 14.1 on which such representation and warranty terminates.

         14.2 INDEMNIFICATION.

                  (a) Seller shall indemnify, hold harmless and defend Buyer (and its Affiliates, successors, directors, officers and employees) from and against any and all damage, loss, liability, costs, claim or expense (including reasonable legal fees and expenses) incurred or suffered by Buyer (or its Affiliates, successors, directors, officers and employees) in connection with a claim asserted by a third party arising from:

                       (1) any material misrepresentation or material breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement;

                       (2) any action taken or omitted to be taken by Seller, or any transaction or any event occurring on or prior to the Closing Date, relating to the Assets (other than the Real Estate) or the Deposits, or any action taken or omitted to be taken by Seller with respect to the Employees, other than as permitted by this Agreement and any suits or proceedings commenced in connection therewith; and

                       (3) all debts, obligations and liabilities excluded pursuant to Section 2.3(e) above, including without limitation any claims arising from the contest by Seller of any tax liabilities described in Section 6.11.

                  (b) Buyer shall indemnify, hold harmless and defend Seller (and its Affiliates, successors, directors, officers and employees) from and against any and all damage, loss, liability, cost, claim or expense (including reasonable legal fees and expenses) incurred or suffered by Seller (or its Affiliates, successors, directors, officers and employees) in connection with a claim asserted by a third party arising from:

                       (1) any material misrepresentation or material breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement, and

                       (2) any action taken or omitted to be taken by Buyer, or any transactions or any event occurring after the Closing Date, relating to the Assets (other than the Real Estate), or the Deposits, or any action taken or omitted to be taken by Buyer with respect to the Employees, other than as permitted by this Agreement, and any suits or proceedings commenced in connection therewith.

                  (c) A Party seeking indemnification pursuant to this Section
14.2 (an "Indemnified Party") shall give prompt notice to the Party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder. The Indemnified Party shall assist the Indemnifying Party in the defense of any such action or proceeding. The Indemnifying Party shall have the right to, and shall at the request of the Indemnified Party, assume the defense of any such action or proceeding at its own expense. In any such action or proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its own expense unless:

                       (1) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel and the payment of such counsel's fees and expenses, or

                       (2) the named Parties to any such suit, action or proceeding (including any impleaded Parties) include both the Indemnifying Party and the Indemnified Party and, in the reasonable judgment of the Indemnified Party, representation of both Parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them.

                  (d) An Indemnifying Party shall not be liable under this
Section 14.2 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. The Indemnifying Party may settle any claim without the consent of the Indemnified Party, but only if the sole relief awarded is monetary damages that are paid in full by the Indemnifying Party. An Indemnified Party shall, subject to its reasonable business needs, use reasonable efforts to minimize the indemnification sought from the Indemnifying Party hereunder. Notwithstanding the foregoing, no investigation by an Indemnified Party at or prior to the Closing shall relieve an Indemnifying Party of any liability hereunder, unless the Indemnified Party seeks indemnity in respect of a representation or warranty which it actually had reason to believe to be incorrect as a result of its investigation prior to the Closing and the Indemnified Party intentionally failed to bring such belief to the attention of the Indemnifying Party prior to the Closing.

                  (e) Nothing in this Section 14.2 shall limit Buyer's or Seller's rights or remedies for misrepresentations, breaches of this Agreement or any other action or inaction by the other party hereto.

         14.3 BROKER'S FEES. Seller has entered into an agreement with BankSite whereby certain fees will be due to BankSite solely from Seller. Each of the Parties represents and warrants to the other that, with the exception of such engagement in the case of Seller: (i) it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and (ii) no action has been taken that would give rise to any valid claim for brokerage commission, finder's fee or other like commission. Buyer and Seller each undertake to indemnify and hold each other harmless against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage commission, or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying Party.

         14.4 PUBLICITY AND NOTICES. Prior to the announcement of this Agreement to the Employees, both Parties will limit the distribution of information relative to the transaction to those persons who must be aware of this Agreement for the performance of their duties. No Party will issue a press release announcing this Agreement or the transactions described herein to the public nor make any public announcements of this Agreement or the transactions described herein, without consulting with and obtaining approval of the other Party, which approval shall not be unreasonably withheld, and in any event such initial announcement shall not be made prior to notification to the Employees. Each Party agrees to forward copies of any and all written public statements following the initial announcement to the other Party for review and to consult with such other Party with respect to any comments such Party may have for one
(1) Business Day after receipt by such Party of such proposed written statement.

         14.5 [INTENTIONALLY DELETED]

         14.6 ATTORNEYS' FEES. Each Party shall bear the cost of its own attorneys' fees incurred in connection with the preparation of this Agreement and consummation of the transactions described herein. Notwithstanding the foregoing, in any action between the Parties seeking enforcement of any of the terms and provisions of this Agreement, the prevailing Party in such action shall be awarded, in addition to damage, injunctive or other relief, its reasonable costs and expenses, not limited to taxable costs, and reasonable attorneys' fees and expenses.

         14.7 SALES AND TRANSFER TAXES. The Real Estate Agreement shall govern the payment of taxes with respect to the Real Estate and the transfer thereof to Buyer. All legally required California sales taxes payable upon transfer of the Fixed Assets shall be paid by Buyer upon Buyer's receipt of satisfactory evidence that Seller has paid such taxes or is legally obligated to pay such taxes. Seller estimates based upon facts within its knowledge as of the date hereof that such legally required sales tax liability shall not exceed $____.

         14.8 NOTICES. All notices, requests, demands and other communication given or required to be given under this Agreement shall be in writing, duly addressed to the Parties as follows:

     To Seller:       Fidelity Federal Bank, FSB
                      4565 Colorado Boulevard
                      Los Angeles, CA  90039
                      Attn: Senior Vice President, Retail Operations

     With a Copy to:  Fidelity Federal Bank, FSB
                      4565 Colorado Boulevard
                      Los Angeles, CA  90039
                      Attn:   General Counsel

     To Buyer:        Jackson Federal Bank
                      599 North E Street
                      San Bernardino, California 92401
                      Attn: D. Tad Lowrey, President and Chief Executive Officer

                      Jackson National Life Insurance Company
                      5901 Executive Drive
                      Lansing, Michigan 48911
                      Attn: General Counsel

     With a copy to:  Mayer, Brown & Platt
                      350 South Grand Avenue, 25th Floor
                      Los Angeles, California 90071-1503
                      Attn: James R. Walther, Esq.

         Any such notice sent by registered or certified mail, return receipt requested, shall be deemed to have been duly given and received seventy-two (72) hours after the same is addressed and mailed with postage prepaid. Notice sent by any other manner shall be effective only upon actual receipt thereof.

         14.9 ARM'S LENGTH TRANSACTION. This Agreement has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with this Agreement. In addition, each Party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law (including California Civil Code Section 1654) or legal decision that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purposes of the Parties and this Agreement.

         14.10 SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective transferees, successors and assigns, but this Agreement may not be assigned by any Party without the prior written consent of the other and any attempted assignment by a Party without the other Party's consent shall be null and void; PROVIDED, HOWEVER, that the foregoing shall not prohibit or require the consent of the other Party for an assignment by a Party in connection with a merger or consolidation of such Party with, or a sale of a substantial portion of such Party's assets to, another federally insured depository institution, provided such assignment shall not occur until the expiration of one hundred and twenty (120) days from the Closing.

         14.11 THIRD PARTY BENEFICIARIES. Each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the Parties hereto.

         14.12 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflict of law provisions of the laws of such state. The Parties hereto expressly submit to the exclusive jurisdiction and venue of the Superior Court of the County of Los Angeles or the United States District Court for the Central District of California (the "California Courts"). Subject to the arbitration provisions of this Agreement, any action, suit or proceeding arising out of, or relating to, this Agreement or any agreement or instrument delivered under this Agreement, the subject matter thereof or the transactions contemplated hereby shall be brought in the California Courts, and in such event the parties hereto irrevocably submit themselves to the exclusive jurisdiction of the California Courts and hereby waive, for themselves and their respective successors and assigns, all rights they may have to bring or have tried elsewhere any such action, suit or proceeding.

         14.13 ARBITRATION.

         NOTICE: BY INITIALLING IN THE SPACE BELOW, THE PARTIES ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE DISPUTE RESOLUTION PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT BY JURY TRIAL. BY INITIALLING IN THE SPACE BELOW EACH PARTY GIVING UP ITS JUDICIAL RIGHTS TO DISCOVERY AND APPEAL UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE DISPUTE RESOLUTION PROVISION. IF ANY PARTY REFUSES TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, SUCH PARTY MAY BE COMPELLED TO

ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. EACH PARTY'S AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

         EACH PARTY HAS READ AND UNDERSTAND THE FOREGOING AND AGREES TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE DISPUTE RESOLUTION PROVISION TO NEUTRAL ARBITRATION.

         IF ANY DISPUTES OR CONTROVERSIES ARISE BETWEEN THE PARTIES IN CONNECTION WITH THIS AGREEMENT, ITS INTERPRETATION, OR THE ACTS OR DUTIES OF THE PARTIES HEREUNDER OR UNDER ANY DOCUMENT DELIVERED HEREUNDER, SUCH DISPUTES OR CONTROVERSIES SHALL BE SUBMITTED TO AND RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AND THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. ALL ARBITRATION PROCEEDINGS SHALL BE CONDUCTED IN LOS ANGELES, CALIFORNIA BY A SINGLE ARBITRATOR. THE DECISION OR AWARD OF THE ARBITRATOR SHALL BE FINAL AND BINDING, AND JUDGMENT THEREON MAY BE ENTERED IN A CALIFORNIA COURT, AND THEREAFTER IN THE COURT OF ANY SISTER STATE. IT IS UNDERSTOOD THAT THE ARBITRATOR SHALL HAVE NO AUTHORITY TO ADD TO, SUBTRACT FROM, OR MODIFY ANY PROVISION OF THIS AGREEMENT.


                                   ----------

                                Buyer's initials



                                   -----------

                                Seller's initials



         14.14 ENTIRE AGREEMENT. This Agreement, including all schedules and exhibits, contains all of the agreements of the Parties to it with respect to the matters contained herein and no prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters shall be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment of this Agreement.

         14.15 HEADINGS. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

         14.16 SEVERABILITY. If any paragraph, section, sentence, clause or phrase contained in this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Agreement shall not be affected thereby.

         14.17 WAIVER. The waiver of any breach of any provision under this Agreement by any Party hereto shall not be deemed to be a waiver of any preceding or subsequent breach under this Agreement. Any waiver of any provision of this Agreement shall be in writing executed by the party granting such waiver.

         14.18 NUMBER(S). Whenever the context of this Agreement so requires, the singular includes the plural, the plural includes the singular, the whole includes any part thereof.

         14.19 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument

         14.20 TIME IS OF THE ESSENCE. TIME IS OF THE ESSENCE WITH RESPECT TO EACH AND EVERY PROVISION OF THIS AGREEMENT

         14.21 SPECIFIC PERFORMANCE AND LIS PENDENS. In the event the transactions do not occur due to a material default by Seller, Buyer as its sole remedy shall be entitled to damages in accordance with the provisions of this Agreement or otherwise available under law. As a material consideration to Seller's entering into this Agreement with Buyer, Buyer waives any right (a) to record or file a notice of lis pendens or notice of pendency of action or similar notice against any of the Real Estate or (b) to pursue an action for specific performance of this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have duly authorized and executed this Agreement as of the date first above written.

FIDELITY FEDERAL BANK,                       JACKSON FEDERAL BANK
A Federal Savings Bank



                                             By:  /s/ D. TAD LOWREY
By: /s/ JAMES E. STUTZ                           -------------------------------
   --------------------------------------         D. TAD LOWREY
    JAMES E. STUTZ
    President and Chief Operating Officer    Its: President and Chief Executive
                                                  Officer

                                    EXHIBIT A
                                    ---------

                        MORTGAGE LOAN PURCHASE AGREEMENT
                        --------------------------------


                  This MORTGAGE LOAN PURCHASE AGREEMENT (this "AGREEMENT"), dated as of February 3, 2000, by and between JACKSON FEDERAL BANK, a federally chartered savings bank having an office at 599 North "E" Street, San Bernardino, CA 92401 ("PURCHASER"), and FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK, a federally chartered savings bank having an office at 4565 Colorado Boulevard, Los Angeles, California 90039 ("SELLER").

                              W I T N E S S E T H:
                              - - - - - - - - - --

                  WHEREAS, Seller holds certain mortgage loans secured by multifamily properties;

                  WHEREAS, Purchaser agrees to purchase from Seller, and Seller agrees to sell to Purchaser, mortgage loans in the approximate aggregate principal amount of up to $125,000,000, all of which are secured by an interest in Multifamily Real Property, pursuant to the terms and provisions set forth in this Agreement; and

                  WHEREAS, Purchaser and Seller wish to prescribe the manner of the conveyance, transfer and sale of the mortgage loans.

                  NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

                  For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

         ALTA means the American Land Title Association.

         ASSIGNMENT OF MORTGAGE means an assignment of the Mortgage or equivalent instrument in recordable form, sufficient under the laws of California to effect the sale of the Mortgage to Purchaser.

         BRANCH CLOSING means the closing of the transactions contemplated by the Branch Sale Agreement

         BRANCH SALE AGREEMENT means that certain Agreement to Purchase Assets and Assume Liabilities, dated as of February 3, 2000, by and between Seller and Purchaser.

         BUSINESS DAY means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of California are authorized or obligated by law or executive order to be closed.

         CERTIFICATE OF DEFECT means a certificate in the form of Exhibit A, appropriately completed, which shall (1) identify a Mortgage Loan with respect to which a breach of a representation or warranty is alleged to have occurred; (2) describe in reasonable detail the nature of the breach; and (3) as appropriate, refer to the section (and subsection) of this Agreement under which such breach is claimed.

         CLAIM means any claim, demand or legal proceeding.

         CLOSING DATE means the date of the Branch Closing, as set forth in the Branch Sale Agreement, or such other date as the parties mutually agree.

         CLTA means the California Land Title Association.

         CURE PERIOD means, with respect to a Defective Mortgage Loan, the period of 60 calendar days commencing on the date Purchaser delivers to Seller a Certificate of Defect pursuant to Section 5.2 with respect to such Mortgage Loan.

         CURRENT MORTGAGE LOAN means a Mortgage Loan for which the last scheduled payment of debt service is not more than 30 days past due (without regard to any grace period) on and as of the Determination Date.

         DEFECTIVE MORTGAGE LOAN means a Mortgage Loan as to which (1) there exists a breach of a representation or warranty contained in Section 6.2, which breach materially and adversely affects the value of such Mortgage Loan, and (2) Purchaser has timely delivered to Seller a Certificate of Defect pursuant to Section 5.2.

         DELETED MORTGAGE LOAN means a Mortgage Loan that has been withdrawn or deleted by Seller and deleted from the Final Mortgage Loan Schedule because it is a Defective Mortgage Loan.

         DETERMINATION DATE means a date to be agreed upon by the parties, which date shall be at least three (3) business days prior to the Closing Date.

         DUE DILIGENCE MATERIALS means all information prepared by Seller in connection with the conduct of Purchaser's due diligence.

         EXCLUDED DOCUMENTS means (i) any reports, analyses, valuations and memoranda generated internally by Seller or by any of its consultants other than any of such reports, analyses, valuations and memoranda included in the Due Diligence Materials, (ii) any information with respect to which Seller in good faith believes itself to be under a duty of confidentiality and nondisclosure, or (iii) any confidential communications between Seller and its legal counsel, including, without limitation, any documents and communications that are subject to the attorney-client privilege; PROVIDED, HOWEVER, that Excluded Documents
         (A) shall not include any documents essential to Purchaser's ability to acquire title to the Mortgage Loans, to own and service such Mortgage Loans or to complete its due diligence in a commercially reasonable manner with respect to such Mortgage Loans and (B) shall not include documents relating to any litigation, arbitration or similar proceeding involving a Mortgage Loan.

         FINAL MORTGAGE LOAN SCHEDULE means the schedule to be prepared identifying the Mortgage Loans to be transferred at Closing and setting forth the Unpaid Principal Balance of each of the Mortgage Loans as of the Determination Date.

         INITIAL MORTGAGE LOAN SCHEDULE means the schedule attached hereto as
         Schedule 1 identifying the Mortgage Loans to be transferred and setting forth the Unpaid Principal Balance of each of the Mortgage Loans as of the date set forth therein.

         INTEREST-PAID-TO DATE means, for a Mortgage Loan, the date to which interest payments have been made and credited, as set forth on the Final Mortgage Loan Schedule.

         INTERESTED PERSON means a person that is a Mortgagor or other obligor, or has an affiliate that is a Mortgagor or other obligor.

         LOAN AND COLLATERAL DOCUMENTS means, for each Mortgage Loan, the Mortgage Note, the Mortgage and any other documents or instruments in Seller's possession creating or relating to the security for the Mortgage Note.

         MORTGAGE means the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a lien on the estate in the real property securing the Mortgage Note.

         MORTGAGE FILE means, with respect to any Mortgage Loan the credit file, servicing or management file, correspondence and other documents relating to such Mortgage Loan in the possession of Seller, including a tax printout for such Mortgage Loan, but excluding any Excluded Documents.

         MORTGAGE INTEREST RATE means the periodic interest rate established pursuant to the terms of a Mortgage Note.

         MORTGAGE LOAN means one of approximately $125,000,000 in aggregate principal balance of the whole mortgage loans transferred and sold hereunder, as set forth on the Final Mortgage Loan Schedule; the term "Mortgage Loan" shall include any mortgage loan on the Initial Mortgage Loan Schedule and any Substitute Mortgage Loan substituted for a Defective Mortgage Loan after the Determination Date in accordance with the terms of this Agreement, and shall exclude any Deleted Mortgage Loans.

         MORTGAGE NOTE means the note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage and evidencing a Mortgage Loan.

         MORTGAGED PROPERTY means the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

         MORTGAGEE means Seller, Purchaser or any subsequent holder of a Mortgage Loan.

         MORTGAGOR means the obligor on a Mortgage Note.

         MULTIFAMILY REAL PROPERTY means a fee or leasehold interest in real estate improved with a five-or-more-unit residential dwelling.

         PERMITTED INSURANCE EXPENSES means amounts paid by or for the account of Purchaser for premiums for hazard and flood insurance on a Mortgaged Property, which insurance has commercially customary and reasonable terms, exclusions and deductible amounts; PROVIDED that such premiums with respect to a Mortgaged Property shall be "Permitted Insurance Expenses" only if the related Mortgagor has failed to pay such premiums and either (1) Purchaser paid such premiums prior to delivery of any required notice to Mortgagor in order to avoid an imminent lapse of insurance coverage and, immediately thereafter, delivered any required notice to the related Mortgagor of its failure to so pay, or (2) absent such imminent lapse, Purchaser first delivered any required notice of Mortgagor's failure to so pay after which Mortgagor failed to so pay, and as a result of such failure, the Mortgaged Property would be uninsured or underinsured, but for such payment by Purchaser.

         PERMITTED REAL ESTATE TAX EXPENSES means amounts paid by or for the account of Purchaser for real estate taxes on a Mortgaged Property when
         (1) Purchaser first delivered any required notice under the Mortgage of Mortgagor's failure to pay the real estate taxes, after which Mortgagor (or a receiver, if applicable) failed to so pay, and (2) payment is required to avoid the imposition of interest and/or penalties.

         PERSON means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, bank, unincorporated organization or government or any agency or political subdivision thereof.

         PRINCIPAL PAYMENTS means with respect to a Mortgage Loan, all principal payments of any nature on account of such Mortgage Loan, and proceeds of any casualty, condemnation, foreclosure or repossession to the extent applied to the principal balance of such Mortgage Loan, and payments of any such principal by any guarantors of such Mortgage Loan, received by or for the account of Purchaser, less any reasonable costs and expenses incurred by Purchaser in good faith (provided that if such collection is undertaken by Purchaser, the costs incurred do not exceed amounts that would otherwise be paid to unaffiliated third-party service vendors) in connection with the collection of the foregoing amounts.

         PURCHASER means Jackson Federal Bank, a federally chartered savings bank.

         REMITTANCE DATE means the date that is five Business Days after the applicable Servicing Cut-Off Date.

         REPURCHASE PRICE means _____% of the then unpaid principal balance of the Defective Mortgage Loan plus accrued interest, as of the date of repurchase of such Mortgage Loan.

         SELLER means FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK, a federally chartered savings bank.

         SERVICING CUT-OFF DATE means the last calendar day of each month after the Closing Date, to and including the last calendar day of the month preceding the month in which the Servicing Transfer Date occurs, and the Servicing Transfer Date.

         SERVICING TRANSFER DATE means a date mutually acceptable to Seller and Purchaser that shall occur not more than 30 days following the Closing.

         SUBSTITUTE MORTGAGE LOAN means a mortgage loan, selected by Seller and reasonably acceptable to Purchaser, that has yields and all other material characteristics that are substantially similar to those represented with respect to a Mortgage Loan on the Initial Mortgage Loan Schedule.

         SUBSTITUTION ADJUSTMENT means the difference between (A) _____% of the then unpaid principal balance of the Substitute Mortgage Loan(s) plus accrued interest thereon up to the date of such substitution and (B) the Repurchase Price for the Defective Mortgage Loan(s) for which such Substitute Mortgage Loan(s) are being substituted.

         SUBSTITUTION NOTICE means a notice in the form of Exhibit B.

         SURVIVAL TERMINATION DATE means the date that is the first anniversary of the Closing Date.

         TERMINATION EVENT means any action or failure to act that results in one or more of the following occurrences with respect to a Mortgage
         Loan: discounted or complete payoff, restructure, extension or modification of all or any portion of such Mortgage Loan or the realization upon any collateral securing such Mortgage Loan whether by judicial or nonjudicial foreclosure, deed in lieu, UCC sale, bankruptcy transfer or any other means, or Seller's rights having been materially and adversely affected in a judicial or nonjudicial foreclosure proceeding or bankruptcy proceeding or the release of all or any portion of such collateral or any agreement to forbear from exercising any remedies in connection with a material default under such Mortgage Loan, or the conversion of a nonjudicial foreclosure to a judicial foreclosure.

         TOTAL PURCHASE PRICE means a sum equal to _____% of the aggregate sum, for all Mortgage Loans, of the Unpaid Principal Balance of each Mortgage Loan as set forth on the Final Mortgage Loan Schedule, plus accrued interest or minus prepaid interest on each Mortgage Loan from the Interest-Paid-To Date to the Closing Date at the applicable Mortgage Interest Rate.

         UNPAID PRINCIPAL BALANCE means (i) for each Mortgage Loan set forth on the Final Mortgage Loan Schedule, the principal balance of such Mortgage Loan, as set forth on the Mortgage Loan Schedule as of the Determination Date and (ii) for each Substitute Mortgage Loan which is substituted for a Deleted Mortgage Loan, the principal balance of such Mortgage Loan on the date of substitution.

                                   ARTICLE II

                       PURCHASE AND SALE OF MORTGAGE LOANS
                       -----------------------------------

         SECTION 2.1 PURCHASE AND SALE. Subject to the terms and provisions set forth in this Agreement, on the Closing Date, Seller shall sell and Purchaser shall purchase the Mortgage Loans and pay to Seller the Total Purchase Price for the Mortgage Loans.

         SECTION 2.2 PAYMENT OF THE PURCHASE PRICE. Upon satisfaction of the conditions precedent to the obligations of the parties set forth in Sections 4.4 and 4.5, Purchaser shall pay to Seller the Total Purchase Price by means of a credit to reduce the amount that would otherwise be due from Seller to Purchaser in connection with the Branch Closing (subject to certain adjustments in connection with the Mortgage Loans as described in Sections 2.3 and 5.4 on the Closing Date).

         SECTION 2.3 CREDITS, PRORATIONS AND PAYMENTS ON THE MORTGAGE LOANS.

                  (a) POST-CLOSING PAYMENTS/REFUNDS RECEIVED BY SELLER OR PURCHASER. Amounts received on the Mortgage Loans by Seller after the Determination Date shall, except as otherwise provided in this Section 2.3, be credited to the account of Purchaser and shall be remitted to Purchaser on the Remittance Date relating to the next Servicing Cut-Off Date after such amounts are received, or shall be applied against any amounts then owing by Purchaser to Seller in connection with this Agreement.

                  (b) PAYMENTS BY SELLER OF CERTAIN EXPENSES. In the event that Seller has funded sums in relation to the Mortgage Loans, which sums were used to pay for utilities, taxes, management fees, repairs, commissions, insurance or other matters relating to the Mortgaged Property, Purchaser agrees that, except in its capacity as interim servicer and before the Servicing Termination Date, Seller is under no duty or obligation to continue funding such sums and Seller may cease or refuse to fund any such sums at any time. In such event, Seller will not be responsible for the unpaid expenses or any other costs and expenses resulting from any such action. In the event that, prior to the Servicing Transfer Date, Seller, in its capacity as interim servicer, elects not to continue funding such sums relating to any Mortgage Loan(s), Seller shall provide notice of this fact to Purchaser, at which point Purchaser may notify Seller in writing to pay any such sums. Purchaser's delivery of such notice to Seller shall be deemed automatically to be an acceptance of such Mortgage Loan(s) as of the date of delivery of such notice to Seller and Purchaser shall be responsible for any reimbursement to Seller pursuant to Section 2.3(d) or
Section 3.6.

                  (c) CHARACTERIZATION OF PAYMENTS. The characterization of payments received as principal or interest on a Mortgage Loan prior to the Servicing Transfer Date shall be determined by Seller in accordance with the terms of the Mortgage Note and the Mortgage.

                  (d) POST-CLOSING ADJUSTMENTS. If the amounts required to be paid or credited pursuant to this Section 2.3 cannot be precisely determined by the Closing Date, or were not determined accurately on or before the Closing Date, Seller and Purchaser shall make the necessary determination or redetermination promptly following the Closing and Seller and Purchaser shall make the necessary adjustments as of 30 days after the Closing Date. Forty-five
(45) days after the Closing Date, each party shall remit to the other those payments due to the other party under this Section 2.3 and shall deliver to the other an accounting of the amounts so remitted for the benefit of the party entitled to the same.

                                   ARTICLE III

                     INTERIM SERVICING OF THE MORTGAGE LOANS
                     ---------------------------------------

         SECTION 3.1 TRANSFER OF SERVICING TO PURCHASER; INTERIM SERVICING.

         Until the Closing Date, the servicing obligations, liabilities, and responsibilities with respect to the Mortgage Loans shall be the responsibility of Seller. On the Closing Date, all servicing rights and responsibilities with respect to the Mortgage Loans shall be released to Purchaser. Seller shall continue to service the Mortgage Loans, on Purchaser's behalf as interim servicer, (i) for a fee equal to __________ percent (_____%) per annum of the Unpaid Principal Balance of the Mortgage Loans; PROVIDED, that Seller shall also be entitled to retain, as additional fees for its services as interim servicer, late fees, assumption fees, check return fees and other fees customarily retained by servicers. Seller shall be entitled to retain the applicable interim servicing fee from collections on the Mortgage Loans. Seller shall conduct its interim servicing activities in accordance with the policies and procedures Seller utilizes in servicing mortgage loans for its own portfolio and in accordance with this Article III.

         SECTION 3.2 SERVICING REMITTANCES. Seller shall remit to Purchaser, by wire transfer, on each Remittance Date during the Interim Servicing Period all payments of any kind received in respect of a Mortgage Loan which payments came due after the Determination Date but before the Servicing Cut-Off Date.

         SECTION 3.3 ADVANCES. Seller shall not be required, as interim servicer, to make any servicing advance on any Mortgage Loan unless Seller has concluded that such advance will be reimbursable from payments in respect of the Mortgage Loans, including by netting such advances from the final remittance described in Section 3.6 below. In the event that, prior to the Servicing Transfer Date, Seller, in its capacity as interim servicer, elects not to make a servicing advance on any Mortgage Loan(s), Seller shall provide notice of this fact to Purchaser, at which point Purchaser may notify Seller in writing to make such servicing advance on behalf of Purchaser. Purchaser's delivery of such notice to Seller shall be deemed automatically to be an acceptance of such Mortgage Loan(s) as of the date of delivery of such notice to Seller and Purchaser hereby agrees that Seller shall be able to net such advances from the final remittance described in Section 3.6 below or to otherwise recover such advances from Purchaser if there are not sufficient funds available pursuant to
Section 3.6 to recover such advances.

         SECTION 3.4 REPORTING REQUIREMENTS. Seller shall be responsible for all Internal Revenue Service and other tax agency reporting requirements with respect to the Mortgage Loans until the Servicing Transfer Date. Seller shall file with the taxing authorities within the time periods required by law all year-to-date 1099s and other similar reporting documents up to the Servicing Transfer Date, and Purchaser shall be responsible for all such reporting requirements after the Servicing Transfer Date. Prior to the Servicing Transfer Date, Seller, in its capacity as interim servicer, shall, on or before the twentieth day of each month until the Servicing Transfer Date, provide Purchaser with a monthly report regarding delinquencies on the Mortgage Loans

         SECTION 3.5 ESCROW ACCOUNTS. On the Servicing Transfer Date, all escrow accounts held by or on behalf of Seller for taxes, governmental assessments, deposits, security deposits, utility deposits, replacement reserves and insurance, or other funds relating to the Mortgage Loans, including all accrued interest on funds in such accounts (with such accrued interest being calculated at the rate payable to the Mortgagor), and all records relating to such accounts, shall be assigned, transferred and paid over to Purchaser. All such funds transferred to Purchaser shall be applied by Purchaser for their designated purposes for the designated Mortgaged Property in accordance with the applicable Mortgage, contract or lease or pursuant to an applicable court order, if any. Seller has no actual knowledge that the amounts in any such escrows are not the full amounts required to be paid to Seller under any Mortgage or other contract affecting the related Mortgage Loan. Purchaser will indemnify, defend and hold Seller harmless from and against any and all claims, damages, liabilities, costs and expenses (including attorneys' fees) arising or resulting from or in connection with, or otherwise relating to such escrow accounts to the extent that any such claim, damage, liability, cost or expense relates to matters arising after the Servicing Transfer Date.

         SECTION 3.6 REMITTANCE AFTER SERVICING TRANSFER DATE. On or prior to five Business Days after the Servicing Transfer Date, Seller shall make a final remittance to Purchaser of payments received on the Mortgage Loans up to and including the Servicing Transfer Date, from which may be deducted any unreimbursed advances with respect to the Mortgage Loans or any other amounts due to Seller.

         SECTION 3.7 ADDITIONAL SERVICING COVENANTS.

                  (a) DELIVERY OF MORTGAGE FILES. As soon as practicable, and in no event later than ten (10) days, after the Servicing Transfer Date, Seller shall deliver to Purchaser at Seller's sole expense, at such location or locations in the United States as may be selected by Purchaser, such originals of documents in the Mortgage File as were not delivered at Closing with respect to each Mortgage Loan that remain in the possession of Seller.

                  (b) ACCESS TO RECORDS. After the date hereof and ending on the date that Seller delivers the Mortgage Files for the applicable Mortgage Loan, Seller shall, upon reasonable notice, make available to Purchaser, at Purchaser's sole expense, the Mortgage Files, other than Excluded Documents.

                  (c) INSURANCE. Until the Servicing Transfer Date, Seller, in its capacity as interim servicer, will monitor hazard insurance, and, if required, flood insurance, for each Mortgage Loan and will arrange for the force placement of hazard insurance in the event that such insurance is not in place for any Mortgage Loan. For each Mortgage Loan, Seller shall prepare and mail to each hazard and casualty insurer, and to the writing agent for each flood hazard insurer, for each applicable Mortgage Loan, a request for an endorsement of the applicable policy of insurance for the purposes of adding, effective on the Servicing Transfer Date, Purchaser and its successors and assigns, as the mortgagee or insured named therein. Seller shall be responsible for the preparation and mailing of such requests at Seller's sole expense. Notwithstanding the foregoing, in the event that Seller discovers that any Mortgage Loans are covered under Seller's blanket insurance policy, Seller shall promptly provide written notice of such fact to Purchaser and Purchaser shall be required to obtain its own insurance coverage for any such Mortgage Loans rather than being added to the existing policy.

                                   ARTICLE IV

                                     CLOSING
                                     -------

         SECTION 4.1 CLOSING. The Closing of the purchase and sale of the Mortgage Loans shall be held concurrently with the Branch Closing under the Branch Sale Agreement, at the offices of Seller, or such other place as Seller and Purchaser shall mutually agree.

         SECTION 4.2 SELLER'S CLOSING ITEMS. At the Closing, Seller agrees to execute and deliver or provide (or cause to be delivered and provided) to Purchaser the following:

         (a) For each Mortgage Loan:

                  (i) original Mortgage Note, duly endorsed without recourse or representation or warranty of any nature (except as specifically set forth herein);

                  (ii) the original recorded Mortgage accompanied by the original intervening assignments, showing a complete chain of title to Seller, or certified copies thereof;

                  (iii) to the extent possessed by Seller or reasonably obtainable by Seller, the originals of all other material Loan and Collateral Documents, or if not so possessed, copies thereof;

                  (iv) an original Mortgage Assignment in form customary and appropriate for recording in the land records in the jurisdiction in which the related Mortgaged Property is located;

                  (v) a UCC-2 form or its equivalent, assigning to Purchaser Seller's rights as secured party under any financing statements related to any Mortgage Loan for which a UCC-1 financing statement is in place and has not previously been terminated;

                  (vi) an assignment or other instrument assigning to Purchaser the rights of Seller under any security for such Mortgage Loan other than the Mortgage, together with all rights of Seller, if any, arising out of or in connection with any other document, instrument, property, collateral or the like delivered to Seller or its predecessor in interest in connection with such Mortgage Loan and all rights of Seller arising out of any bankruptcy or foreclosure action or any pending claim or action for amounts due Seller or its predecessor in interest in connection with any of the Mortgage Loans (except as otherwise set forth in this Agreement); and

                  (vii) an endorsement or other similar evidence of assignment for any title insurance policy of Seller as may be reasonably requested by Purchaser, at Purchaser's sole expense;

         PROVIDED, HOWEVER, that if the Servicing Transfer Date does not occur on the Closing Date, then Seller shall only be required to deliver the items required by clause (i) above until such time as the Servicing Transfer Date does occur, at which point Seller shall deliver all of the remaining items listed in clauses (ii) through (vii) above; and

                  (b) Evidence reasonably required by the applicable title insurer demonstrating that (i) Seller is an entity in good standing under the laws of the jurisdiction in which it is formed, and (ii) Seller's execution and delivery of this Agreement and the other documents delivered pursuant hereto and the consummation of the transactions contemplated hereby have been fully authorized by all necessary corporate authority.

         SECTION 4.3 PURCHASER'S CLOSING ITEMS. At the Closing, Purchaser shall execute and deliver or provide (or cause to be delivered or provided) to Seller the following:

         (a) A certificate of an officer of Purchaser certifying that (i) Purchaser is an entity in good standing under the laws of the jurisdiction in which it is formed, and (ii) Purchaser's execution and delivery of this Agreement and the other documents delivered pursuant hereto and the consummation of the transactions contemplated hereby have been fully authorized.

         (b) Payment of the amounts due other than under Section 2.2, which payment must be made by a wire transfer of immediately available federal funds to:

                           Fidelity Federal Bank, FSB
                              Via FRB San Francisco
                                ABA No. 322270369
                              Attn: Capital Markets

         SECTION 4.4 CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligation of Purchaser to purchase the Mortgage Loans pursuant to this Agreement is subject to the fulfillment by Seller on or prior to the Closing Date of each of the following additional conditions, except to the extent waived in writing by
Purchaser:

         (a) Seller shall have delivered or caused to be delivered all the items that are required to be delivered pursuant to Section 4.2.

         (b) All representations and warranties of Seller set forth in Section
6.1 shall be true in all material respects at and as if made on the Closing
Date.

         (c) All requisite federal, state and local governmental and regulatory approvals relating to the transactions contemplated hereby, if any, required to be obtained by Seller and Purchaser shall have been obtained.

         (d) The Branch Closing and all transactions contemplated to occur at the Branch Closing shall occur concurrently with the closing of the transaction contemplated by this Agreement.

If all conditions under this Section 4.4 to Purchaser's obligation to complete the Closing have been satisfied, Purchaser shall be obligated to purchase all of the Mortgage Loans (except for a Deleted Mortgage Loan withdrawn by Seller prior to the Closing Date) at the Closing for the Total Purchase Price (as the same may be adjusted as described herein).

         SECTION 4.5 CONDITIONS TO SELLER'S OBLIGATIONS. The obligation of Seller to sell the Mortgage Loans pursuant to this Agreement is subject to the fulfillment by Purchaser on or prior to the Closing Date of each of the following additional conditions, except to the extent waived in writing by
Seller:

         (a) Purchaser shall have paid and shall have executed and delivered, or caused to be delivered, all the items specified in Section 4.3 in accordance with the terms of Section 4.3.

         (b) All requisite federal, state and local governmental and regulatory approvals relating to the transactions contemplated hereby, if any, required to be obtained by Purchaser and Seller shall have been obtained.

         (c) The Branch Closing and all transactions contemplated to occur at the Branch Closing shall occur concurrently with the closing of the transaction contemplated by this Agreement.

         SECTION 4.6 TRANSFER AND RECORDATION TAXES; OTHER COSTS. At or prior to Closing, Purchaser shall pay all transfer, filing and recording fees and taxes, costs and expenses, and any state, county or city documentary taxes, if any, relating to the filing or recording of any document or instrument contemplated hereby or the sale or assignment of the Mortgage Loans. Purchaser shall be solely responsible for the payment of any and all sales taxes, costs of title insurance premiums, survey costs, and other expenses of title examination. Seller and Purchaser shall sign and deliver on the Closing Date (or on such earlier date as may be necessary to obtain approval if required in advance of the Closing Date) all transfer tax and related forms reasonably required by the other party or required by applicable law. Regardless of whether the transactions contemplated hereunder are completed, except as otherwise provided in Section 8.11, Purchaser shall pay all of its expenses in negotiating and carrying out its obligations under this Agreement and the transactions contemplated hereby, including its due diligence costs and the costs of its due diligence providers, its counsel and title insurance.

                                    ARTICLE V

            LOAN SELECTION AND REMEDIES FOR DEFECTIVE MORTGAGE LOANS
            --------------------------------------------------------

         SECTION 5.1 DUE DILIGENCE GUIDELINES.

                  (a) DUE DILIGENCE ACCESS. Purchaser has reviewed all Due Diligence Materials provided by Seller and, based thereon, has selected for purchase hereunder those Mortgage Loans set forth on the Initial Mortgage Loan Schedule. By execution of this Agreement, Purchaser hereby acknowledges that its due diligence activities have been completed. Except with the written consent of Seller, Purchaser and Purchaser's designated persons shall not contact, discuss, respond to, inquire or provide information to any Mortgagor, guarantor of any Mortgage Loan or any related Person prior to the Closing.

                  (b) INDEMNIFICATION. Purchaser shall indemnify, hold harmless and defend Seller against, and hold Seller harmless from, all Claims and liabilities resulting from Purchaser's activities under this Section 5.1.

                  (c) NO REIMBURSEMENT. No amounts that have been expended by Purchaser for due diligence shall be reimbursed to Purchaser or credited to or against the Total Purchase Price.

         SECTION 5.2 PURCHASER'S CLAIM OF A DEFECTIVE MORTGAGE LOAN.

         In order to make a claim that a Mortgage Loan is a Defective Mortgage Loan based upon a breach of a representation and warranty under Section 6.2, Purchaser must execute and deliver a Certificate of Defect for such Mortgage Loan on or before the Survival Termination Date. If Purchaser fails to deliver such Certificate of Defect within the applicable period, then such failure shall terminate and extinguish any rights of Purchaser to submit a Certificate of Defect, to require Seller to cure any defect in, delete, substitute for, or repurchase, such Mortgage Loan as a result of such breach of a representation or warranty under Section 6.2.

         SECTION 5.3 SELLER'S ELECTIONS FOR CLAIM OF DEFECTIVE MORTGAGE LOAN.

                  (a) By no later than five Business Days following its receipt of a Certificate of Defect timely given under Section 5.2 that alleges a material breach of a representation or warranty, Seller shall notify Purchaser
(A)(x) that Seller disputes (1) that the alleged breach exists, (2) that the alleged breach is properly the subject of a Certificate of Defect pursuant to this Agreement, or (3) that the breach materially and adversely affects the value of the Mortgage Loan, and (y) of the basis for Seller's position; (B) that Seller will attempt to cure such breach within the Cure Period or (C) that Seller deletes such Mortgage Loan and elects to repurchase or substitute the Mortgage Loan to which such Certificate of Defect relates.

                  (b) If Seller fails to make the election specified in paragraph (a) of this Section 5.3 for a Mortgage Loan before the expiration of the applicable five Business Day period, then Seller shall be deemed to have elected to delete such Defective Mortgage Loan. In such event, Seller shall be required to repurchase such Mortgage Loan pursuant to Section 5.6.

         SECTION 5.4 DELETION OR SUBSTITUTION AT SELLER'S OPTION. If, prior to the Closing Date, Seller reasonably believes that (a) there is a breach of a representation or warranty of Seller with respect to a Mortgage Loan or (b) the sale of a Mortgage Loan pursuant hereto violates any law, rule, regulation or court order applicable to Seller or the Mortgage Loan, Seller shall provide Purchaser with notice of same. In such event, the Mortgage Loan shall be withdrawn (unless such notice is given under clause (a) and Purchaser waives such breach in writing within five Business Days after receipt of such notice from Seller) and the Total Purchase Price shall be reduced by the sum of
(i)_____% of the then unpaid principal balance of such Mortgage Loan plus (ii) accrued interest on such Mortgage Loan up to the date of such withdrawal.

         SECTION 5.5 SUBSTITUTION PROCEDURE. In the event that Seller elects to substitute for a Mortgage Loan that is a Defective Mortgage Loan, Seller shall send to Purchaser a Substitution Notice that (i) identifies the Mortgage Loan that is proposed to be deleted from the Mortgage Loans to be sold hereunder and the Substitute Mortgage Loans proposed to be substituted for such Mortgage Loan and (ii) calculates the Substitution Adjustment. If the proposed Substitute Mortgage Loan is accepted by Purchaser, (i) in the event the Substitution Adjustment is a negative number, Seller shall pay such Substitution Adjustment to Purchaser or shall reduce the Total Purchase Price correspondingly and (ii) in the event the Substitution Adjustment is a positive number, Purchaser shall pay such Substitution Adjustment to Seller or shall increase the Total Purchase Price correspondingly. Seller shall deliver to Purchaser all items required under Section 4.2 with respect to such Substitute Mortgage Loan and Purchaser shall convey all of its right, title and interest in and to the Deleted Mortgage Loan to Seller and shall make all deliveries and take all other actions on the same terms and conditions under which Seller had conveyed such Mortgage Loan to Purchaser. If Purchaser receives any amounts on account of such Mortgage Loan after its conveyance to Seller that are payable to Seller pursuant to the terms of this Agreement, it shall promptly forward such sums to Seller. If Seller substitutes a Substitute Mortgage Loan for a Defective Mortgage Loan, the deletion date for the Defective Mortgage Loan and the substitution date of the Substitute Mortgage Loan (which shall be the same date) shall be specified in such Substitution Notice and shall be a date occurring on or before the date three Business Days following the date of the relevant Substitution Notice.

         SECTION 5.6 REPURCHASE OF MORTGAGE LOANS. In the event Purchaser timely submits a Certificate of Defect under Section 5.2, Seller has the option (unless it disputes the claims made in the Certificate of Defect) to cure such breach within the time periods set forth herein. In the event Seller neither disputes the claims made in such Certificate of Defect nor provides notice that it will cure such breach, Seller shall repurchase such Defective Mortgage Loan for the applicable Repurchase Price. In such event, Purchaser shall convey all of its right, title and interest in and to the repurchased Deleted Mortgage Loan to Seller and shall make all deliveries and take all other actions on the same terms and conditions under which Seller had conveyed such Mortgage Loan to Purchaser. If Purchaser receives any amounts on account of such Mortgage Loan after its conveyance to Seller that are payable to Seller pursuant to the terms of this Agreement, it shall promptly forward such sums to Seller.

         SECTION 5.7 FAILURE TO CURE. If Seller has given Purchaser notice of Seller's election to attempt to cure a breach pursuant to Section 5.3(a) but has not cured such breach by the end of the applicable Cure Period, Seller shall be deemed to have elected delete such Defective Mortgage Loan and to repurchase such Mortgage Loan pursuant to Section 5.6.

         SECTION 5.8 POST-CONVEYANCE DEFECTS. If a Defective Mortgage Loan has any defect (other than a defect resulting solely from an action or omission of Seller, or its predecessors in interest) that did not exist when such Mortgage Loan was conveyed to Purchaser, Purchaser shall not be entitled to delete, or require Seller to substitute a Substitute Mortgage Loan for, or to repurchase, such Defective Mortgage Loan.

         SECTION 5.9 WITHDRAWAL OF MORTGAGE LOAN. Notwithstanding any election by Seller, in response to the submission by Purchaser of a Certificate of Defect to cure or remediate any breach of a representation and warranty, Seller shall have the right at its sole option to withdraw a Mortgage Loan prior to the Closing Date (subject to Purchaser's right to withdraw such Certificate of Defect).

         SECTION 5.10 CREATION OF FINAL MORTGAGE LOAN SCHEDULE. On or before the Business Day preceding the Closing Date, Seller shall prepare the Final Mortgage Loan Schedule and shall deliver it to Purchaser for Purchaser's review and confirmation. The Final Mortgage Loan Schedule shall, among other things, identify for each Mortgage Loan that is not a Deleted Mortgage Loan, the Unpaid Principal Balance thereof.

         SECTION 5.11 SOLE REMEDY. The provisions of this Article V constitute Purchaser's sole and exclusive remedies for breaches of Seller's representations and warranties under Sections 6.2.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         SECTION 6.1 REPRESENTATIONS AND WARRANTIES RESPECTING SELLER. Seller represents, warrants and covenants to Purchaser that on the date hereof and as of the Closing Date:

                  (a) DUE ORGANIZATION AND AUTHORITY. Seller is a savings association duly organized, validly existing and in good standing under the laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Seller, and in any event Seller is in compliance with the laws of each such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and to provide the servicing of such Mortgage Loan; Seller has the full corporate power, authority and legal right to acquire, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform in accordance with such agreements; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby evidence the valid, legal, binding and enforceable obligation of Seller, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights of creditors and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by Seller to make this Agreement and all agreements contemplated hereby valid and binding upon Seller in accordance with their terms.

                  (b) ORDINARY COURSE OF BUSINESS. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.
                  (c) NO CONFLICTS. Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by Seller, the sale of the Mortgage Loans to Purchaser or the transactions contemplated hereby to be performed by Seller, nor the fulfillment of or compliance with the terms and conditions of this Agreement by Seller, will conflict with or result in a breach of any of the terms, conditions or provisions of Seller's charter or by-laws or any legal restriction or any agreement or instrument to which Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or, subject to any applicable regulatory approval or nonobjection (which Seller shall obtain or confirm on or prior to the Closing Date), result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair (i) the ability of Purchaser to realize on the Mortgage Loans, including, without limitation, by transfer or sale thereof to third parties, (ii) the value of the Mortgage Loans, or (iii) the ability of Purchaser to realize on any related insurance policy.

                  (d) ABILITY TO PERFORM; SOLVENCY. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Seller is solvent and the sale of the Mortgage Loans will not cause Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors.

                  (e) NO LITIGATION PENDING. There is no action, suit, proceeding or investigation pending except as described by Seller in writing to Purchaser or to Seller's actual knowledge threatened against Seller which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of Seller contemplated herein, or which would be likely to impair materially the ability of Seller to perform under the terms of this Agreement.

                  (f) NO CONSENT REQUIRED. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by Seller of or compliance by Seller with this Agreement or the sale of the Mortgage Loans or the consummation by Seller of the transactions contemplated by this Agreement, or if required, such approval will have been obtained prior to the Closing Date.

                  (g) NO COMMISSIONS. Seller has not dealt with any person that may be entitled to any commission or compensation from Seller or Purchaser in connection with the execution, delivery and performance of this Agreement.

         SECTION 6.2 SURVIVING REPRESENTATIONS AND WARRANTIES BY SELLER AS TO INDIVIDUAL MORTGAGE LOANS. Seller represents with respect to each Mortgage Loan, as of the date hereof and as of the Closing Date:

                  (a) SOLE OWNER. Seller is the sole owner and holder of such Mortgage Loan, with full right and authority to sell, assign and transfer such Mortgage Loan.

                  (b) NO MODIFICATION OR RELEASE. Except as disclosed in the Mortgage File, Seller has not modified, in any material respect, satisfied, cancelled or subordinated the Mortgage Loan nor has Seller released the Mortgaged Property or any part thereof.

                  (c) NO SECURITY INTEREST. Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, equities, charges, claims or security interests of any nature encumbering such Mortgage Loan.

                  (d) ASSIGNMENT OF MORTGAGE; NOTE ENDORSEMENT. The related Assignment of Mortgage constitutes the legal, valid and binding assignment of such Mortgage. The endorsement of each Mortgage Note constitutes the legal, valid and binding assignment of such Mortgage Note, and together with the Assignment of Mortgage, legally and validly conveys all right, title and interest in the subject Mortgage Loan to Purchaser.

                  (e) EACH HOLDER IS AUTHORIZED TO TRANSACT BUSINESS. To the extent required under applicable law, each holder of the Mortgage Loan was authorized to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan.

                  (f) COMPLIANCE WITH APPLICABLE LAWS. Seller has complied with all federal, state and local laws and regulations affecting the origination, administration and servicing of the Mortgage Loans in all material respects.

                  (g) NO WAIVER. Except as may be disclosed in the Mortgage File, Seller has not waived any material default, breach, violation or event of acceleration of any of the Mortgage Loans, and, pursuant to the terms of the Mortgage Loan, the related Mortgage or the related Mortgage Note, no Person other than the holder of such Mortgage Note may declare an event of default or accelerate the related indebtedness under any such Mortgage Loan, Mortgage or Mortgage Note.

                  (h) NO NOTICE OF BANKRUPTCY. Seller has not received any notice that any Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

                  (i) VALIDITY OF DOCUMENTS. Each Mortgage Loan and each related guaranty or other agreement is the legal, valid and binding obligation of the maker, Mortgagor, guarantor or other party executing such document or agreement, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization moratorium or other laws relating to or affecting creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no offset, defense, counterclaim or right to rescission with respect to such Note, Mortgage or other agreements.

                  (j) PROCEEDS FULLY DISBURSED. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

                  (k) FIRST LIEN. The Mortgage constitutes a valid, existing and enforceable first lien on the Mortgaged Property securing the related Mortgage Note, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage, except for such exceptions as are set forth in paragraph (l) below. The Mortgaged Property consists of Multifamily Real Property situated in the state of California.

                  (l) TITLE INSURANCE. Each Mortgage File contains an ALTA or CLTA policy of title insurance, or equivalent coverage customarily approved by institutional investors in the jurisdiction in which the related Mortgaged Property is located, from a title insurance company qualified to do business in the state of California. Such title policy is in an amount not less than the original principal amount of the related Mortgage Loan, all premiums with respect thereto have been paid in full and such policy is freely assignable hereunder to Purchaser without the consent of the title insurer. Such policy of title insurance insures that the Mortgage relating thereto has first priority subject to (i) liens for real property taxes and assessments that were not then due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable generally to commercial mortgage lending institutions in the area in which the related Mortgaged Property is located at the time the Mortgaged Loan was made and (iii) such other matters to which like properties are commonly subject that do not, individually or in the aggregate, materially interfere with the current use of the Mortgaged Property or with the practical realization of the benefits of the security intended to be provided by the related Mortgage.

                  (m) CURRENT LOAN; DEFAULT, BREACH AND ACCELERATION. The Mortgage Loan is a Current Mortgage Loan, and has been a Current Mortgage Loan for the twelve (12) months preceding the date of this Agreement, and there is no default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note and no event (other than payments due) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

                  (n) APPRAISAL. The Mortgage File contains an appraisal of the related Mortgaged Property which appraisal is signed by an appraiser who, to Seller's knowledge, had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Such appraisal was in material compliance with applicable law and regulations at the time that such appraisal was prepared.

                  (o) CONDITION OF MORTGAGED PROPERTY. The Mortgaged Property was in satisfactory condition at the time of origination of the Mortgage Loan; PROVIDED that no representation or warranty is made with respect to compliance with the Americans With Disabilities Act of 1990 (42 U.S.C. Section 126 et seq.).

                  (p) NO CONDEMNATION. There is no proceeding pending, or to Seller's knowledge threatened, for the partial or total condemnation of the Mortgaged Property.

                  (q) TAXES, ASSESSMENTS AND OTHER CHARGES. As of the date hereof, there are no delinquent and unadvanced taxes, (ii) delinquent governmental assessments, (iii) delinquent water, sewer or municipal charges, or
(iv) delinquent ground rents relating to the Mortgaged Property.

                  (r) MORTGAGE PROVISIONS. The Mortgage contains provisions, which, at the time of origination, were customary such as to render the rights and remedies of the holder thereof adequate for foreclosure against the Mortgaged Property and enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights of creditors and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law.

                  (s) HAZARD AND OTHER INSURANCE. The Mortgage Property is insured by an insurer that, to Seller's knowledge, is financially sound, against loss by fire, hazards covered by extended coverage insurance and such other hazards as are customary in the area in which the Mortgaged Property is located pursuant to insurance policies conforming to normal industry standards and applicable regulations and, if the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by federal regulation and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration. All of such insurance policies contain a standard mortgagee clause naming Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by applicable state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance. To Seller's knowledge, each insurance policy required hereunder is the valid and binding obligation of the insurer and is in full force and effect, and will inure to the benefit of Purchaser upon the consummation of the transactions contemplated by this Agreement. Seller has not engaged in, and has no knowledge of any Mortgagor's having engaged in, any act or omission that would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either the policy or such endorsement, including, without limitation, the receipt, retention or realization of any unlawful fee, commission, kickback or other unlawful compensation or value of any kind by any attorney, firm or other person or entity and no such unlawful items have been received, retained or realized by Seller.

                  (t) TRUSTEE FOR DEEDS OF TRUST. As to each Mortgage that constitutes a deed of trust, a trustee has been properly authorized, duly qualified and appointed under applicable law to serve as such, currently so serves and is named in such Mortgage; and no fees or expenses are or will become payable by Purchaser to any such trustee, except in connection with a trustee's sale after default by the Mortgagor under such Mortgage. PROVIDED, HOWEVER, that Purchaser acknowledges that, for most, if not all, of such Mortgages the entity that serves in the capacity of trustee is closely affiliated with Seller such that Purchaser will need to obtain a replacement trustee for such Mortgages on the Servicing Transfer Date.

                  (u) SOLDIERS AND SAILORS CIVIL RELIEF ACT. The Mortgagor has not notified Seller that the Mortgagor has requested, and Seller has no knowledge that the Mortgagor has requested, any relief under the Soldiers and Sailors Civil Relief Act of 1990.

                  (v) ENVIRONMENTAL COMPLIANCE. Seller has not received any notice of any circumstance or condition with respect to the Mortgaged Property that would the Mortgaged Property in violation of any applicable laws relating to the protection of the environment or to hazardous substances or the remediation of environmental problems; and, to Seller's knowledge, there is no pending action or proceeding involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue and Seller is not aware of any basis for any such action or proceeding.

                  (w) LOCATION OF IMPROVEMENTS; NO ENCROACHMENTS. Except as otherwise noted in the title insurance policy for such Mortgaged Property, at the time that the Mortgage Loans were originated, all improvements that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroached upon the Mortgaged Property.

         SECTION 6.3 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller that on the date hereof and as of the Closing
Date:

                  (a) DUE ORGANIZATION AND AUTHORITY. Purchaser is a savings association duly organized, validly existing, and in good standing under the laws of the United States of America, Purchaser has the full corporate power and authority to acquire the Mortgage Loans and to execute and deliver this Agreement and to perform in accordance with such agreements. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action. Assuming the due authorization, execution and delivery of this Agreement by Seller, this Agreement and all agreements contemplated hereby evidence the valid, legal and binding obligation of Purchaser enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights of creditors and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law.

                  (b) NO CONFLICTS. Neither the execution and delivery of this Agreement by Purchaser, the acquisition of the Mortgage Loans by Purchaser, or any other transactions contemplated hereby to be performed by Purchaser, nor the fulfillment of or compliance with the terms and conditions of this Agreement by Purchaser, will conflict with or result in a breach of any of the terms, conditions or provisions of Purchaser's charter or by-laws or any legal restriction or any agreement or instrument to which Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Purchaser, or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance with the result that any of the foregoing would have a material adverse effect upon the financial condition of Purchaser or its ability to carry out the transactions contemplated by this Agreement.

                  (c) NO LITIGATION PENDING. Except as disclosed by Purchaser in writing to Seller, there is no action, suit, proceeding or investigation pending, or to Purchaser's knowledge threatened, against Purchaser which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Purchaser contemplated herein, or which would be likely to impair materially the ability of Purchaser to perform under the terms of this Agreement.

                  (d) NO CONSENT REQUIRED. Except as contemplated in the Branch Sale Agreement, no consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by Purchaser, of or compliance by Purchaser with this Agreement or the purchase of the Mortgage Loans or the consummation by Purchaser of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization, order, registration or filing has been or will be obtained or made prior to the required or applicable date.

                  (e) NO COMMISSIONS. Purchaser has not dealt with any person that may be entitled to any commission or compensation from Purchaser or Seller in connection with the execution and delivery of this Agreement.

         SECTION 6.4 REPRESENTATIONS AND WARRANTIES RESPECTING THE LOAN DOCUMENTS. Seller represents with respect to each Mortgage Loan, as of the date hereof and as of the Closing Date:

                  (a) The Mortgage File with respect to the Mortgage Loan contains all information and documents that are required to comply with applicable regulations and other requirements of the Office of Thrift Supervision governing Purchaser.

                  (b) Seller has delivered the necessary originals or copies of the Loan and Collateral documents required by Section 4.2 to Purchaser in accordance with the terms of Section 4.2.

         SECTION 6.5 TERMINATION OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties in Sections 6.1 and 6.2 shall survive the Closing. The representations and warranties in Section 6.1 shall terminate and be of no further force or effect on the Survival Termination Date. The representations and warranties in Section 6.2 as to a particular Mortgage Loan shall terminate and be of no further force or effect on the occurrence of a Termination Event relating to such Mortgage Loan. The representations and warranties in Section 6.4 shall terminate and be of no further force or effect thirty (30) days after the Servicing Transfer Date.

         SECTION 6.6 KNOWLEDGE OR RELIANCE. For purposes of this Article VI:

                  (a) The term "to Seller's actual knowledge," or "to Seller's knowledge" means that the officers of Seller having responsibility for the origination, purchase or servicing of Mortgage Loans have no actual knowledge or notice that such representation or warranty is inaccurate or incomplete, without any independent investigation and have no knowledge of any facts or circumstances that would render reliance thereon unjustified without further inquiry.

                  (b) The term "in reliance on," means that Seller has examined and relied in whole or in part upon the certificate, report, opinion or other referenced document; that the information contained in such document is sufficient to support accurately and in all material respects the substance of the applicable representation or warranty and that Seller is under no obligation to independently verify the information contained in such document. It is understood that Seller's reliance must be commercially reasonable and consistent with the standard of care exercised by prudent lending institutions originating residential mortgage loans.

         SECTION 6.7 DEFECTS COVERED BY TITLE INSURANCE. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall not be entitled to deliver a Certificate of Defect for a Mortgage Loan to the extent that Purchaser is entitled to assert a valid claim under either a title insurance policy or any attorney's title certification with respect to the loss caused by such breach, and in such event any such representation or warranty shall be deemed not to have been made by Seller. Purchaser shall be deemed not to have a valid claim under a title insurance policy or attorney's certification if (i) in the case of a title insurance policy, the title insurer that issued such policy has generally stopped paying valid claims under other title policies issued by such company or (ii) in the case of any attorney's title certification, the attorney who issues such certification is financially unable to satisfy any claims under such attorney's title certification.

         SECTION 6.8 THIRD PARTY REPORTS. Any appraisals, structural reports, environmental site assessments or other third-party reports or expert opinions that are included in the Due Diligence Materials or otherwise provided by Seller to Purchaser have been prepared for Seller by the experts named therein and have been furnished to Purchaser solely for Purchaser's convenience. No representations, express or implied, are being made by Seller, or any of its employees, with respect to the content, suitability for any purpose, accuracy, truthfulness or completeness of any such reports. Any reliance upon such reports shall be at the sole risk of Purchaser.

                                   ARTICLE VII

                  ADDITIONAL COVENANTS OF PURCHASER AND SELLER
                  --------------------------------------------

         SECTION 7.1 ADDITIONAL PURCHASER COVENANTS.

                  (a) CONFORMITY TO LAW. Through the Survival Termination Date, Purchaser shall abide by all applicable state and federal laws, rules and regulations regarding the preservation and maintenance of all documents and records relating to the Mortgage Loans purchased hereunder, including the length of time such documents and records are to be retained.

                  (b) INSPECTION BY SELLER. After the transfer of documents or files to Purchaser pursuant to the terms of this Agreement, Purchaser agrees that Seller, at Seller's sole expense, shall have the continuing right, at reasonable intervals during normal business hours and for reasonable business purposes, as set forth in writing to Purchaser, to use, inspect and make extracts from or copies of any such documents or records transferred by Seller to Purchaser, upon Seller's reasonable notice to Purchaser and at the offices of Purchaser.

                  (c) NOTICE OF LITIGATION. Purchaser shall promptly notify Seller of any Claim or litigation asserted or filed, or threatened to be filed, by any Person against Seller that arises from or relates to any of the Mortgage Loans.

         SECTION 7.2 ADDITIONAL SELLER COVENANTS.

                  (a) NOTICE OF LITIGATION. Seller shall promptly notify Purchaser of any Claim or litigation asserted or filed, or threatened to be filed, by any Person against Seller that arises from or relates to any of the Mortgage Loans.

                  (b) CONVERSION TO PURCHASER'S DATA PROCESSING SYSTEM. Seller shall cooperate with Purchaser and respond to reasonable requests of Purchaser relating to the conversion of the Mortgage Loans onto the data processing system of Purchaser; PROVIDED that Purchaser shall pay all direct expenses of such conversion.

                  (c) ACCESS TO MICROFICHE FILES. Seller shall cooperate with Purchaser and will promptly comply with Purchaser's reasonable requests for access to microfiche copies of documentation relating to the Mortgage Loans.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

         SECTION 8.1 MERGER OR CONSOLIDATION OF THE PARTIES. Any Person into which either party may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which either party shall be a party, or any Person succeeding to the business of either party, shall be the successor of such party hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto anything herein to the contrary notwithstanding.

         SECTION 8.2 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if (i) mailed by first class mail; (ii) mailed by registered or certified mail, return receipt requested; (iii) by facsimile transmission; (iv) by overnight courier or messenger or by other generally accepted means, when received by the other party at the address as follows:

                     (i)      if to Seller:

                              FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK 4565 Colorado Boulevard
                              Los Angeles, California 90039
                              Attention: Myron Mueller and Ron Alexander

                              With a copy to:

                              FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK 4565 Colorado Boulevard
                              Los Angeles, California 90039
                              Attention: David E. Cher, Esq.

                     (ii)     if to Purchaser:

                              JACKSON FEDERAL BANK
                              599 North "E" Street
                              San Bernardino, California  92401
                              Attention: Robert Camerota

                              With a copy to:

                              JACKSON NATIONAL LIFE INSURANCE COMPANY
                              5901 Executive Drive
                              Lansing, Michigan  48901
                              Attention: General Counsel

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

         SECTION 8.3 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         SECTION 8.4 GOVERNING LAW. The Agreement shall be construed in accordance with the laws of the State of California and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of California.

         SECTION 8.5 INTENTION OF THE PARTIES. It is the intention of the parties that Purchaser is purchasing, and Seller is selling the Mortgage Loans and not a debt instrument of Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by Seller, and a purchase by Purchaser, of the Mortgage Loans. Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and Seller shall cooperate with all reasonable requests made by Purchaser in the course of such review. It is the understanding and intention of the parties that Purchaser is (i) purchasing the Mortgage Loan from Seller, and (ii) not originating or funding the origination of such Mortgage Loan. Nothing contained in this Agreement shall constitute Purchaser and Seller as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, shall be construed to impose any liability as such on Purchaser or Seller, or shall constitute a general or limited agency or be deemed to confer on Purchaser or Seller or any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

         SECTION 8.6 SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT. This Agreement shall bind and inure to the benefit of and be enforceable by Seller and Purchaser and the respective successors and assigns of Seller and Purchaser. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated except with the prior written consent of the other party hereto, which consent shall not unreasonably be withheld; PROVIDED, however, that the foregoing shall nor prohibit or require consent of the other party for an assignment by operation of law as a result of a merger or consolidation.

         SECTION 8.7 INTEGRATION; WAIVERS AND AMENDMENTS. This Agreement supersedes all prior discussions and agreements between Seller and Purchaser with respect to the purchase of the Mortgage Loans and other matters contained herein. No term or provision of this Agreement may be amended, waived or modified unless such amendment, waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         SECTION 8.8 EXHIBITS. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         SECTION 8.9 GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (b) references herein to "Articles," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Paragraphs and other subdivisions of this Agreement;

                  (c) reference to a Paragraph without further reference to an
Article is a reference to such Paragraph as contained in the same Article in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (d) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         SECTION 8.10 PROTECTION OF CONFIDENTIAL INFORMATION.

                  (a) Purchaser shall keep all information obtained by it and its officers, directors, employees, agents, attorneys, accountants or other representatives concerning the business, properties and operations of Seller confidential and Purchaser will use, and will cause its officers, directors, employees, agents, attorneys, accountants or other representatives to use such information only in connection with this Agreement and the transactions contemplated thereby; provided that Purchaser shall be permitted to disclose said information to the extent that disclosure thereof is required by court order or by law.

                  (b) Purchaser and Seller shall keep confidential and shall not divulge to any party, without the other party's prior written consent, the purchase price paid by Purchaser for the Mortgage Loans and any information pertaining to the Mortgage Loans or any Mortgagor thereunder, except to the extent that it is appropriate for either party to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies in connection with the Branch Sale Agreement and this Agreement.

         SECTION 8.11 ATTORNEYS' FEES. If any action is brought by either party against the other, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees paid or incurred in connection with such action.

         IN WITNESS WHEREOF, Seller and Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                               FIDELITY FEDERAL BANK, A FEDERAL SAVINGS
                                 BANK, as Seller


                               By:
                                   ---------------------------------------------
                                    Name:
                                    Title:


                               JACKSON FEDERAL BANK, as Purchaser


                               By:
                                   ---------------------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT A


                              CERTIFICATE OF DEFECT

         Pursuant to Article V of that certain Mortgage Loan Purchase Agreement (the "AGREEMENT") by and between the undersigned as Purchaser and FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK as Seller, dated as of the 3rd day of February 2000, the undersigned hereby certifies to Seller that the Mortgage Loan identified on the Final/Initial Mortgage Loan Schedule as _________________ is a Defective Mortgage Loan. All capitalized terms herein shall have the meanings ascribed thereto in the Agreement.

         Material breach of a representation or warranty under Sections 6.2.
         -------------------------------------------------------------------

         Subsection(s) claimed to be materially inaccurate:




         Detailed description of condition(s) giving rise to the breach. If a third party report is attached, cite the specific language in such report that directly relates to the Subsection(s) claimed to be materially inaccurate:




         Evidence of material adverse effect on value of the Mortgage Loan:





         Dated the      day of                2000.
                   ----        ---------------

                                              PURCHASER



                                              JACKSON FEDERAL BANK

                                              By:
                                                  ------------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                        ------------------------

                                                                       EXHIBIT B

                               SUBSTITUTION NOTICE


         Pursuant to Section 5.5 of that certain Mortgage Loan Purchase Agreement (the "Agreement") by and between JACKSON FEDERAL BANK, as Purchaser, and FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK, as Seller, dated as of the 3rd day of February, 2000, the undersigned certifies to Seller as follows:


         1. Seller is effecting the substitution of a Substitute Mortgage Loan for a Defective Mortgage Loan as set forth below.


         2. The Substitute Mortgage Loans being substituted are those identified as ______________.


         3. The Repurchase Price for the Defective Mortgage Loans reference in paragraph 2 of this Substitution Notice is $_________ [SET FORTH CALCULATION OF REPURCHASE PRICE FOR EACH MORTGAGE LOAN].


         4. _____% of the unpaid principal balance at this time plus accrued interest for the Substitute Mortgage Loans being substituted is $______________________.


         5. The Substitution Adjustment is $_____________________ [THE DIFFERENCE BETWEEN 3 AND 4 STATED AS NEGATIVE OR POSITIVE NUMBER]






                                              SELLER


                                              FIDELITY FEDERAL BANK, A FEDERAL
                                              SAVINGS BANK



                                              By:
                                                  ------------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                        ------------------------

                                    EXHIBIT B
                                    ---------

               GENERAL BILL OF SALE AND ASSIGNMENT AND ASSUMPTION

         FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Fidelity Federal Bank, a Federal Savings Bank (the "Seller"), pursuant to the Agreement to Purchase Assets and Assume Liabilities dated February 3, 2000 (the "Agreement"), by and between Seller and JACKSON FEDERAL BANK, a federally chartered savings bank (the "Buyer"), hereby sells, transfers, grants, delivers, and assigns to Buyer all of the right, title and interest of Seller in and to the Account Loans, Records, Safe Deposit Boxes, Cash on Hand and Fixed Assets listed on Schedule 1 attached hereto and service and maintenance contracts listed on Schedule 2 attached hereto ("Contracts"). Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

         Seller represents and warrants to Buyer that it has good and marketable title to each and all of the items and things sold, transferred and conveyed, that it has the full right to transfer such good and marketable title to Buyer, that each of such items and things now is, and upon delivery to Buyer will be, free and clear of all security interests, and all other liens, Encumbrances and adverse claims, and that Buyer will have peaceful possession and quiet enjoyment thereof from and after the date hereof.

         In furtherance of the foregoing, Seller hereby appoints Buyer, its successors and assigns, the true and lawful attorney-in-fact of Seller with full power of substitution, in the name of Seller but for the benefit and at the expense of Buyer (1) to collect for the account of Buyer all items hereby sold, transferred and assigned to Buyer and (2) to institute and prosecute all actions or proceedings which Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the property hereby sold, transferred and assigned, to defend or compromise any and all claims, acts, writs or proceedings in respect to any of such property and to do all such other acts and things in relation thereto as Buyer shall deem advisable. This power of attorney is coupled with an interest.

         Buyer assumes and agrees to pay the obligations and liabilities of the Seller under the Contracts accruing on and after the Closing Date.

         Seller shall indemnify, hold harmless and, at the option of Buyer, defend Buyer from and against any and all claims, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees, court costs and litigation expenses) relating to any of the assets herein transferred arising before or on the date hereof, or arising out of a violation of the warranty of title hereinabove set forth.

         Buyer shall indemnify, hold harmless and, at the option of Buyer, defend Seller from and against any and all claims, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees, court costs and litigation expenses) relating to any of the assets herein transferred arising after the date hereof, except any such claim, liability, cost or expense caused by the gross negligence or willful act of Seller.

         In the event of any conflict between the terms hereof and the terms of the Agreement, the terms of the Agreement shall prevail.

         This Bill of Sale may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

         IN WITNESS WHEREOF, Buyer and Seller have executed this Bill of Sale as of ________________.

FIDELITY FEDERAL BANK,                      JACKSON FEDERAL BANK
A FEDERAL SAVINGS BANK



                                            By:
By:                                             --------------------------------
   ---------------------------------------       [Name]
   James E. Stutz
   President and Chief Operating Officer    Its: [Title]

                                    EXHIBIT C
                                    ---------

                        ASSUMPTION OF DEPOSIT LIABILITIES

         For value received, JACKSON FEDERAL BANK, a federally chartered savings bank (the "Buyer"), executes and delivers this Assumption of Deposit Liabilities (the "Assumption") to Fidelity Federal Bank, a Federal Savings Bank (the "Seller"), in accordance with that certain Agreement to Purchase Assets and Assume Liabilities dated February 3, 2000 by and between Seller and Buyer (the "Agreement"). Capitalized terms as used in this Assumption have the meanings assigned to them in the Agreement.

         By its execution of this Assumption, Buyer assumes and agrees to pay the Deposit liabilities of the Seller to the holders of Deposits domiciled at the Seller's Branches for the amounts of such accounts or deposits, including interest accrued thereon, as of the Closing Date, in accordance with the Agreement and the terms of such Deposits in effect as of the Closing Date. Buyer may administer such Deposit accounts acquired from Seller pursuant to Buyer's own internal policies and procedures, and Buyer shall have no liability or obligation to maintain in effect the policies and procedures of Seller governing administration of the Deposit accounts before the Closing Date; provided, however, that Buyer and not Seller shall be responsible for properly implementing with affected customers any such changes in policies and procedures governing administration of the Deposit accounts, and Buyer and not Seller shall be liable for any damages, claims or losses, including costs and attorneys' fees, resulting from any claims that such changes were improperly implemented.

         Notwithstanding anything to the contrary contained in this Assumption or in the Agreement, Buyer does not assume and shall have no liability for any debts, liabilities, or obligations of Seller of any kind whatsoever except as specifically set forth in this Assumption or the Agreement.

         This Assumption will not create in any third party (including account-holders) any rights or remedies against Buyer which such party did not have against Seller prior to the execution and delivery of this Assumption with respect to the liabilities and obligations specifically assumed hereby.

         By its execution of this Assumption, Buyer acknowledges that it has reviewed the Deposit liabilities described above, and agrees to assume those liabilities upon the terms contained in this Assumption and in the Agreement.

         In the event of any conflict between the terms hereof and the terms of the Agreement, the terms of the Agreement shall prevail.

         This Assumption of Deposit Liabilities is executed to be effective as of 11:59 p.m. on ________________.

JACKSON FEDERAL BANK

By:
     -----------------------------
     [Name]

Its: [Title]

                                    EXHIBIT D
                                    ---------

                               RETIREMENT ACCOUNTS

                               TRANSFER AGREEMENT

                                  EXAMPLE ONLY

         This Agreement (the "Transfer Agreement") is made between FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK, a federally chartered savings bank ("Seller") and JACKSON FEDERAL BANK, a federally chartered savings bank ("Buyer"). Capitalized terms not defined herein shall have the meanings assigned to them in that certain Agreement to Purchase Assets and Assume Liabilities made and entered into as of February 3, 2000 by and between Seller and Buyer (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

                                    RECITALS
                                    --------

         A. Seller has served as trustee with respect to certain Retirement Accounts, sponsored by the Western League of Savings Institutions or its predecessor (the "League") (collectively, the "Plans"), the funds of which are domiciled at the Branches as defined in the Agreement.

         B. Pursuant to the Agreement, Buyer is acquiring from Seller certain Deposits, including Deposits holding funds of the Plans.

         C. In connection with the acquisition of such Deposits, Buyer will succeed to the trusteeship of the Plans and become successor trustee in the place of Seller.

         D. The Parties deem it necessary and advisable to execute this Transfer Agreement in order to describe the terms of transfer of the Plans and the duties and responsibilities of the Parties with regard thereto.

         E. Execution of this Transfer Agreement is a condition to and an element of the consideration for the execution by the Parties of the Agreement.

                            (continued on next page)

         Now, therefore, in consideration of premises stated above, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 With respect to the sale of certain Assets and the assumption of certain liabilities relating to the Branches, "resigning trustee" shall mean Seller and "successor trustee" shall mean Buyer.

                                   ARTICLE II

         2.1 As of the Closing Date, or such other date and time as the Parties may fix (the "Transfer Date"), the resigning trustee shall assign, transfer and deliver to the successor trustee as set forth in the Agreement, funds and Deposits, domiciled in resigning trustee's Branch. Furthermore, at least thirty
(30) days prior to the Closing Date, the resigning trustee shall request the League to remove the resigning trustee as trustee of such Plans and appoint the successor trustee effective as of the Closing Date.

         2.2 Prior to the Transfer Date, the successor trustee shall notify participants of each Plan acquired by successor trustee of the removal of the resigning trustee as trustee and appointment of the successor trustee.

         2.3 After the Transfer Date, the successor trustee shall not accept any new plans naming the resigning trustee as trustee, nor shall the successor trustee use any advertising, materials, plan documents, or any other printed matter referring to the resigning trustee as trustee of any Retirement Accounts sponsored by the League.

         2.4 The resigning trustee shall prepare and file all required year-end reports for all activity under the Plans transferred to successor trustee, including, but not limited to, IRS form 1099R and IRS form 5498 for the portion of the calendar year 2000 to and including the Transfer Date. The successor trustee shall prepare and file such reports, where applicable, for the balance of the calendar year 2000 and thereafter, so long as the successor trustee remains as the trustee. It is further agreed that the resigning trustee and successor trustee will each report their portion of withholding for such Plans to the appropriate state and federal agencies.

         2.5 In the event that the resigning trustee receives, after the Transfer Date, any documents, correspondence or other written materials relating to the Plans transferred to successor trustee, the resigning trustee will forward such items to the successor trustee with a written explanation of such items. The resigning trustee agrees to answer reasonable inquiries from the successor trustee pertaining to the Plans or to any pending transaction or items received after the Transfer Date.

         2.6 Annual Transaction and Trustee fees for 2000 shall be collected by the Seller provided that if the Closing occurs prior to the time which Seller in the ordinary course would collect such fees such fees shall be collected by Buyer. The successor trustee may assess any fees per Plan for 2001 and thereafter pursuant to its own policies and procedures.

         2.7 On or before the Transfer Date, the resigning trustee shall deliver to the successor trustee all original or legible certified copies of (i) all documents executed by the depositors of the Plans to be transferred to successor trustee, including, but not limited to, all adoption agreements, membership agreements, plan amendments, and beneficiary forms, and (ii) all other records and information necessary to allow the successor trustee to administer and conduct business with respect to such Plans.

         2.8 On or before the Transfer Date, the resigning trustee agrees to provide the successor trustee with a complete and up-to-date listing of:

                  (a) any and all participants of the Plans transferred to successor trustee that have reached age 70-1/2 by 2000, and prior year balances required for calculations of mandatory distributions;

                  (b) any or all Plans at resigning trustee's Branch receiving periodic distributions, the method of calculation for arriving at such amounts distributed, and copies of the approved distribution forms:

                  (c) any and all Plans on the resigning trustee's system on deposit at the Branches;

                  (d) any and all Plans at the resigning trustee's Branch currently not exempted from either federal tax withholding or state tax withholding, or both, and current filing status for each participant where withholding may apply; and

                  (e) any and all Plans at resigning trustee's Branch where the Plan participant has died and the date of death (if known) and a legible copy of the death certificate when available.

         2.9 The successor trustee agrees to indemnify and hold harmless the resigning trustee, its Affiliates and successors from (i) any and all losses, costs (including reasonable attorneys' fees), expenses, damages, liabilities or penalties of every kind whatsoever that the resigning trustee, its Affiliates, successors, directors, officers, employees, or agents may incur as a result of the successor trustee's failure to perform its obligations under this Transfer Agreement; and (ii) any penalties, taxes or other liabilities which might arise in the event any act or omission by the successor trustee after the Transfer Date results in disqualification of any Plan acquired from the resigning trustee.

         2.10 The resigning trustee agrees to indemnify and hold harmless the successor trustee, its Affiliates and successors from any and all losses, costs (including reasonable attorneys' fees), expenses, damages, liabilities, or penalties that the successor trustee, its Affiliates, successors, directors, officers, employees, or agents may incur as a result of any act, omission, or breach of fiduciary obligation by the resigning trustee prior to the Transfer Date of in fulfillment of its obligations under this Transfer Agreement.

         2.11 After the Transfer Date, the successor trustee shall have no further liability or obligation to the resigning trustee with respect to the Plans transferred to the successor trustee, except as otherwise provided herein.

         2.12 If any action or proceeding is brought by either Party against the other pertaining to or arising out of this Transfer Agreement, the final prevailing Party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding.

         2.13 This Transfer Agreement may be executed in any number of counterparts, each of which shall be an original but all of which constitute one and the same instrument.

         2.14 Resigning trustee shall retain documentation of Plan activity prior to the Transfer Date for a period required by law for normal retention, and shall retain responsibility for answering reasonable, written inquiries from the successor trustee pertaining to Plan activity prior to the Transfer Date, including (but not limited to) information relating to account histories and Plan distributions, transfers and contributions.

         Prior to the Transfer Date, resigning trustee shall ensure that all accounts at the Branches, if any, under Plans that also have accounts not held at the Branches, are transferred.

         Executed this      day of                   , 2000
                       ----        ------------------

FIDELITY FEDERAL BANK,                     JACKSON FEDERAL BANK
A Federal Savings Bank
                                           By: ---------------------------------
                                                [Name]

By:                                        Its: [Title]
    -------------------------------------
    James E. Stutz
    President and Chief Operating Officer

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE


RECITALS              .........................................................1

AGREEMENT             .........................................................1

ARTICLE I             .........................................................1

DEFINITIONS           .........................................................1

ARTICLE II            .........................................................5

TERMS OF PURCHASE AND ASSUMPTION...............................................5

         2.1      Purchase and Sale of Assets..................................5

         2.2      Purchase Price...............................................5

         2.3      Assumption of Liabilities....................................5

Article III           .........................................................7

INSPECTION OF ASSETS AND REAL ESTATE VALUATION.................................7

         3.1      Valuation of Real Estate.....................................7

         3.2      Due Diligence Review, Inventory and Inspection...............7

         3.3      Other Documents..............................................8

ARTICLE IV            .........................................................8

CLOSING               .........................................................8

         4.1      Closing......................................................8

         4.2      Settlement...................................................8

         4.3      Post-Closing Adjustments.....................................9

         4.4      Deliveries at Closing........................................9

ARTICLE V             .........................................................9

REPRESENTATIONS AND WARRANTIES OF BUYER........................................9

         5.1      Organization.................................................9

         5.2      Authority...................................................10

         5.3      Compliance with Other Instruments and Law...................10

         5.4      No Breach...................................................10

         5.5      Litigation..................................................10

         5.6      Governmental Notices........................................10

         5.7      Regulatory Approvals........................................10

         5.8      Consents....................................................10

ARTICLE VI            ........................................................11

REPRESENTATIONS AND WARRANTIES OF SELLER......................................11

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE


         6.1      Organization................................................11

         6.2      Authority...................................................11

         6.3      Compliance with Other Instruments and Law...................11

         6.4      No Breach...................................................11

         6.5      Litigation..................................................11

         6.6      Title to Assets.............................................11

         6.7      TIN Certification...........................................12

         6.8      Account Loan Enforceability.................................12

         6.9      Safe Deposit Boxes..........................................12

         6.10     Insurance...................................................12

         6.11     Taxes.......................................................12

         6.12     Records.....................................................12

         6.13     Service and Maintenance Contracts...........................12

         6.14     Regulatory Approvals........................................12

         6.15     Consents....................................................12

         6.16     Operation...................................................13

         6.17     Condemnation................................................13

         6.18     Hazardous Substances........................................13

         6.19     Retirement Account Compliance...............................13

ARTICLE VII           ........................................................13

COVENANTS OF BUYER    ........................................................13

         7.1      Assistance in Obtaining Regulatory Approvals................13

         7.2      Performance of Liabilities..................................14

         7.3      Consents and Notices........................................14

         7.4      Further Assurances..........................................14

         7.5      Confidentiality.............................................14

ARTICLE VIII          ........................................................15

COVENANTS OF SELLER   ........................................................15

         8.1      Assistance in Obtaining Regulatory Approvals................15

         8.2      Consents and Notices........................................15

         8.3      Access to Records and Information; Personnel; Customers.....15

         8.4      Conduct of Business Pending Closing.........................15

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE



         8.5      Books and Records...........................................16

         8.6      Insurance Policies..........................................17

         8.7      Further Assurances..........................................17

         8.8      Consents....................................................18

         8.9      Operation of Branches.......................................18

         8.10     Service and Maintenance Contracts...........................18

         8.11     Repurchase of Certain Account Loans and Deposits............18

         8.12     Signs.......................................................19

         8.13     Cooperation.................................................19

         8.14     Confidentiality.............................................19

         8.15     Updating of Schedules.......................................19

ARTICLE IX            ........................................................20

NON-COMPETITION       ........................................................20

         9.1      Solicitation................................................20

         9.2      Non-Competition.............................................20

ARTICLE X             ........................................................20

CONDITIONS TO CLOSING ........................................................20

         10.1     Conditions to the Obligations of Buyer......................20

         10.2     Conditions to the Obligations of Seller.....................22

TERMINATION           ........................................................23

         11.1     Conditions for Termination..................................23

         11.2     Effect of Termination.......................................24

         11.3     Termination Fee.............................................24

ARTICLE XII           ........................................................25

EMPLOYEES             ........................................................25

         12.1     Employees...................................................25

         12.2     Employee Benefits...........................................26

ARTICLE XIII          ........................................................26

OTHER AGREEMENTS      ........................................................26

         13.1     Notices to Depositors.......................................26

         13.2     Safe Deposit Boxes..........................................26

         13.3     Incoming Deposits and Mail..................................27

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE


         13.4     Returned Items..............................................27

         13.5     ACH Items and Wire Transfers................................27

         13.6     Checking Accounts...........................................28

         13.7     Holds.......................................................28

         13.8     Retirement Accounts.........................................29

         13.9     Card Processing.............................................29

         13.10    Data Processing Conversion..................................29

         13.11    Interest Reporting..........................................30

         13.12    Withholding.................................................30

         13.13    Taxpayer Information........................................31

         13.14    Seller's Cooperation........................................31

ARTICLE XIV           ........................................................31

GENERAL PROVISIONS    ........................................................31

         14.1     Survival....................................................31

         14.2     Indemnification.............................................32

         14.3     Broker's Fees...............................................33

         14.4     Publicity and Notices.......................................33

         14.6     Attorneys' Fees.............................................34

         14.7     Sales and Transfer Taxes....................................34

         14.8     Notices.....................................................34

         14.9     Arm's Length Transaction....................................35

         14.10    Successors and Assigns......................................35

         14.11    Third Party Beneficiaries...................................35

         14.12    Governing Law; Venue........................................35

         14.13    Arbitration.................................................35

         14.14    Entire Agreement............................................36

         14.15    Headings....................................................36

         14.16    Severability................................................36

         14.17    Waiver......................................................37

         14.18    Number(s)...................................................37

         14.19    Counterparts................................................37

         14.20    Time is of the Essence......................................37

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE


         14.21    Specific Performance and Lis Pendens........................37


Schedule 1.1 LIST OF BRANCHES
Exhibit A - MORTGAGE LOAN PURCHASE AGREEMENT
Exhibit B - GENERAL BILL OF SALE AND ASSIGNMENT AND ASSUMPTION
Exhibit C - ASSUMPTION OF DEPOSIT LIABILITIES
Exhibit D - RETIREMENT ACCOUNTS TRANSFER AGREEMENT

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